UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

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☐	Soliciting Material Pursuant to § 240.14a-12

YADKIN FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 20, 2015

Dear Fellow Shareholder:

We cordially invite you to attend the 2015 Annual Meeting of Shareholders of Yadkin Financial Corporation (the “Company”), the holding company for Yadkin Bank. At the meeting, we will report on our performance in 2014 and answer your questions. We hope that you can attend the meeting, and we look forward to seeing you there.

This letter serves as your official notice that we will hold the annual meeting on May 20, 2015, at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina 27612 at 10:00 a.m. for the following purposes:

1.	Elect Directors. To elect fourteen (14) directors, each for a term expiring at the 2016 Annual Meeting of Shareholders;

2.
Advisory Vote on Executive Compensation. To ratify and approve a non-binding shareholder resolution regarding the Company’s executive compensation policies and practices and compensation paid to executive officers (commonly referred to as a “say on pay” vote);

3.
Frequency of Advisory Vote on Executive Compensation. To vote on a non-binding, advisory proposal on whether we should submit a “say on pay” resolution to a vote of shareholders every one, two, or three years (a “say on frequency” vote);

4.
Ratify Independent Registered Public Accounting Firm. To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and

5.	Other Business. To transact any other business that may properly come before the annual meeting or any adjournment of the meeting.

Shareholders owning our $1.00 par value voting common stock, which we also refer to as our “common stock,” at the close of business on March 31, 2015, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the Company’s headquarters in Raleigh, North Carolina, prior to the meeting. If you need assistance in completing your proxy, please call Nancy Snow, our Corporate Secretary, at (919) 659-9022. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting. If you are a record shareholder, and you attend the annual meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record holder at any time before it is exercised.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote as soon as possible through the Internet, by telephone, or by signing, dating, and mailing your proxy card. Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on your proxy card.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF ALL THE PROPOSALS PRESENTED.

By Order of the Board of Directors

/s/ Scott M. Custer
Scott M. Custer
President and Chief Executive Officer
Raleigh, North Carolina
April 10, 2015

YADKIN FINANCIAL CORPORATION
3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 20, 2015

This Proxy Statement is furnished to shareholders of Yadkin Financial Corporation, a North Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, “Yadkin” or the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina 27612 at 10:00 a.m., on May 20, 2015, or any adjournment thereof (the “annual meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the annual meeting can be obtained by calling our Corporate Secretary, Nancy Snow, at (919) 659-9022. This Proxy Statement was first made available to shareholders on or about April 10, 2015.

Yadkin has its principal executive offices at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, and its telephone number is (919) 659-9000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held May 20, 2015: the Annual Report and Proxy Statement are available at https://www.proxyvote.com. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available for viewing on the Internet at www.yadkinbank.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible. All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document.

INTRODUCTION

Effective July 4, 2014, pursuant to an Agreement and Plan of Merger dated January 27, 2014, and amended on April 22, 2014, by and among Yadkin, VantageSouth Bancshares, Inc. (“VantageSouth”), and Piedmont Community Bank Holdings, Inc. (“Piedmont”), VantageSouth and Piedmont merged with and into Yadkin (the “Mergers”). We refer to the Agreement and Plan of Merger as the “merger agreement.” Upon the consummation of the Mergers the Company issued approximately 17,270,980 shares of its voting common stock to shareholders of VantageSouth and Piedmont in connection with the Mergers. This represented approximately 55.8% of Yadkin’s outstanding shares as of March 31, 2015. Immediately following the Mergers, VantageSouth Bank, a wholly-owned subsidiary of VantageSouth, merged into Yadkin Bank, Yadkin’s wholly-owned banking subsidiary.

The merger agreement included amendments to the Company’s Bylaws that became effective upon completion of the Mergers and expire in a two or three year time period (the “Amended and Restated Bylaws” or the “Bylaw(s)”). The amendments effected the corporate governance arrangements described below. For 36 months following the completion of the Mergers or until July 4, 2017, the affirmative vote of at least 75% of the entire Board of Directors of Yadkin will be required to amend, repeal, or modify the Bylaw provisions providing for these governance arrangements, or to adopt any Bylaw provision or other resolution inconsistent with these arrangements.

•
Composition of the Board of Directors. Upon completion of the Mergers and until July 3, 2016, the Board of Directors of the surviving corporation will initially be comprised of seven directors designated by Yadkin, including Joseph H. Towell, previously President and Chief Executive Officer of Yadkin, along with six independent directors: Harry M. Davis, Thomas J. Hall, James A. Harrell, Jr., Larry S. Helms, Dan W. Hill, III, and Harry C. Spell; and seven directors designated by VantageSouth, including Scott M. Custer, previously President and Chief Executive Officer of VantageSouth and Piedmont, J. Adam Abram, previously Chairman of the Board of VantageSouth and Piedmont, and David S. Brody, Alan N. Colner, Thierry Ho, Steven J. Lerner and Nicolas D. Zerbib. Until July 4, 2017, Joseph H. Towell will be the Executive Chairman of the Board of Directors and J. Adam Abram will be the Lead Director.

•
Replacement of Vacant Directorships and Nominations of Directors. Until July 3, 2016, any vacancy created by the cessation of service of a Yadkin or VantageSouth designee will be filled by an individual whose appointment or election is endorsed by at least a majority of the continuing Yadkin or VantageSouth directors, as the case may be, subject to the approval of the entire Board of Directors, which approval cannot be unreasonably withheld. During this time, the Yadkin designees will have the exclusive right to nominate, on behalf of the Board of Directors, directors for election at each annual meeting to fill a seat previously held by a Yadkin designee. Likewise, the VantageSouth designees will have the exclusive right to nominate, on behalf of the Board of Directors, directors for election at each annual meeting to fill a seat previously held by a VantageSouth designee. There have been no vacancies created by the cessation of service of a Yadkin or VantageSouth director since the effective time of the Mergers.

•
Committees of the Board of Directors. Until July 3, 2016, the following committees will be comprised of 50% Yadkin designees and 50% VantageSouth designees: the Executive Committee; the Audit Committee; the Nominating, Compensation, and Corporate Governance Committee; and the Risk Management Committee. The Executive Committee will be chaired by Joseph H. Towell; the Nominating, Compensation, and Corporate Governance Committee will be chaired by a Yadkin designee; and the Risk Management and Audit Committees will be chaired by a VantageSouth designee.

•
Senior Management of Yadkin and Yadkin Bank. Until July 4, 2017, Joseph H. Towell will serve as Executive Chairman of Yadkin and Yadkin Bank. The Executive Chairman is an officer position and will serve as Chairman of Yadkin and Yadkin Bank’s Operating Committee, which will be comprised of members of executive management. Until July 4, 2017, Scott M. Custer will serve as President and Chief Executive Officer of Yadkin and Yadkin Bank. For a period of 36 months following the effective time of the Mergers, any removal of or failure to re-elect Messrs. Towell or Custer in their respective capacities or any amendment or modification to or termination of any employment or similar agreement with either Messrs. Towell or Custer will require the affirmative vote of at least 75% of the independent members of the Board of Directors. Pursuant to the merger agreement, at the effective time of the Mergers, Terry S. Earley will serve as the Chief Financial Officer; W. Mark DeMarcus will serve as the Chief Operating Officer; Steven W. Jones will serve as the Chief Banking Officer; and Edwin H. Shuford, III will serve as the Chief Credit Officer. The foregoing individuals entered into employment agreements with Yadkin and Yadkin Bank at the effective time of the Mergers.

Because the consummation of the Mergers was effective July 4, 2014, the compensation and related information reported in this Proxy Statement partially relates to our operation prior to the Mergers, including any discussion of the executive compensation and related information for the period beginning January 1, 2014 through July 3, 2014.

2015 PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Shareholders	Time and date: 10:00 a.m., Eastern Time, May 20, 2015
Place: Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, NC 27612

Record Date: March 31, 2015

Voting: Only shareholders as of the Record Date are entitled to vote; each share of our $1.00 par value voting common stock, which we also refer to as “common stock,” is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting matters and board recommendations	Election of 14 directors (Board Recommendation: FOR EACH NOMINEE)

Approval, by non-binding vote, of the Company’s executive compensation (Board Recommendation: FOR)

Approval, by non-binding vote, of an advisory proposal on whether we should submit a “say on pay” resolution to a vote of shareholders every one, two, or three years (Board Recommendation: FOR Every Year)

Ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015 (Board Recommendation: FOR)

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a shareholder of Yadkin as of March 31, 2015, of the “Record Date,” and are entitled to vote at an annual meeting, our Board of Directors is soliciting your proxy to vote at the meeting. This Proxy Statement summarizes the information you need to know in order to cast a vote at the meeting.

What Am I Voting On?

You are voting on four items:

1.	Election of directors (see page 8);

2.	Approval, by non-binding vote, of the Company’s executive compensation (see page 11);

3.	Approval of an advisory proposal on whether we should submit a “say on pay” vote every one, two, or three years (see page 12); and

4.	Ratification of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2015 (see page 12).

How Do I Vote?

Shareholders of record
If you are a shareholder of record, there are four ways to vote:

•	by toll-free touch-tone telephone at 1-800-690-6903;

•	by Internet at https://www.proxyvote.com;

•	by completing and returning your proxy card; or

•	by written ballot at the meeting.
* The deadline to vote by telephone or Internet is 11:59 p.m. Eastern Time on May 19, 2015.

Street name holders
Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote by telephone or the Internet. Check your voting instructions card for more information. If you hold your shares in street name and wish to vote at the annual meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

What Are the Voting Recommendations of the Board of Directors?

Our Board of Directors recommends the following votes:

1.	FOR each director nominee;

2.	FOR the approval, by non-binding vote, of the Company’s executive compensation;

3.	FOR the approval, by non-binding vote, of a proposal that we hold a “say on pay” vote on the Company’s executive compensation every year; and

4.	FOR ratification of Dixon Hughes Goodman LLP as our independent registered public accountants for 2015.

In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with those specifications. In any case where the shareholder has not specified how an executed and furnished proxy is to be voted, it will be voted “FOR” the proposals as recommended by the Board of Directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. As to any other matter of business that may be brought before the annual meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, our Board of Directors does not know of any such other business.

Who Is Entitled To Vote at the Meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any postponement or adjournment of the meeting.

How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date.

How Many Votes Can Be Cast By All Shareholders?

On the Record Date there were 30,954,024 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting. Unless otherwise provided, all references to shares of our common stock in this Proxy Statement have been adjusted to reflect all of our previous stock splits.

How Many Votes Must Be Present To Hold the Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the Record Date, or approximately 15,477,013 votes, must be present in person or by proxy at the meeting in order to constitute the quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions will be counted in determining the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and has exercised, discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of auditors, but do not have discretionary authority with respect to the election of directors or the approval of executive compensation. A “broker non-vote” occurs with respect to a matter to be voted on, when a broker holding shares in street name submits a proxy that states that the broker has not received instructions for the beneficial owner on how to vote with respect to the matter and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required To Approve Each Proposal?

Provided a quorum is established at the annual meeting, the required vote for each item of business is as follows:

•	For the election of directors, a plurality of the votes cast at the annual meeting (“Proposal No. 1”);

•
For the ratification and approval of a non-binding shareholder resolution regarding the Company’s executive compensation policies and practices and compensation paid to executive officers, the number of shares of voting common stock in favor of the matter must exceed the number of shares of voting common stock against the matter (commonly referred to as a “say on pay” – “Proposal No. 2”);

•
For the adoption of a non-binding shareholder resolution regarding the frequency of the advisory vote to approve the Company’s executive compensation, the number of shares of voting common stock in favor of one, two, or three years must exceed the number cast in favor of the other two alternatives (commonly referred to as a “say on frequency” proposal – “Proposal No. 3”); and

•
For the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, the number of shares of voting common stock in favor of the matter must exceed the number of shares of voting common stock against the matter (“Proposal No. 4”).

Assuming a quorum is present, in the case of Proposal No. 1, the 14 nominees receiving the highest number of “FOR” votes will be elected as directors. With respect to Proposals No. 2, No. 3. and No. 4, abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

Shareholders of the Company do not have cumulative voting rights. Shareholders are not entitled to appraisal rights under North Carolina law or the Company’s Articles of Incorporation with respect to any of the matters to be acted upon at the annual meeting.

Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by sending in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 19, 2015), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this Proxy Statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy be revoked. Attendance at the annual meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking should be sent to Yadkin Financial Corporation, 3600 Glenwood Ave., Suite 300, Raleigh, North Carolina 27612, Attention: Corporate Secretary. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

Who Can Attend the Meeting?

Any Yadkin shareholder as of the close of business on March 31, 2015 may attend the meeting. If your shares are held in street name (beneficially held in the name of a broker, bank, or other holder of record), you must present proof of your ownership, such as a bank or brokerage account statement. If you are a beneficial holder and would like to vote at the meeting in person, you will need to bring a legal proxy from your broker, bank, or other holder of record.

If requested, shareholders must be able to present a valid form of photo identification, such as a driver’s license, in order to be admitted to the meeting. No cameras, recording equipment, large bags, or packages will be permitted in the meeting.

How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR each director nominee named in this Proxy Statement;

•	FOR the approval of the Company’s executive compensation;

•	FOR the approval of a proposal that we hold a “say on pay” vote on the Company’s executive compensation every year; and

•	FOR ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2015.

VOTING INFORMATION

Each share of $1.00 par value voting common stock, which we also refer to as “common stock,” entitles the holder thereof to one vote on each matter to come before the annual meeting. At the close of business on March 31, 2015 (the “Record Date”), the Company had issued and outstanding 30,954,024 shares of common stock entitled to vote, which were held of record by approximately 6,108 persons. Only shareholders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the annual meeting. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares of the common stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date. Detailed voting instructions are included on your proxy card.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called “broker non-votes”), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the annual meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 120 days after the date fixed for the original meeting, no notice, other than an announcement at the annual meeting, need be given of the adjournment. If the adjournment is for 120 days or more after the date fixed for the original meeting, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers, and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone, or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the annual meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the annual meeting and may be deemed present unless another record date is set.

If you hold your shares in street name, you must cast your vote if you want it to count in the election of our director nominees. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.

The Company will bear the cost of solicitation of proxies, including any charges and expenses of brokerage firms and others for forwarding solicitation material to the beneficial owners of the Company’s shares. In addition, solicitation of proxies may be made in person or by mail, telephone, or other means by directors, officers, and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of common stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. This Proxy Statement was first made available to shareholders on or about April 10, 2015.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Bylaws of the Company provide for no less than five or more than 25 directors to serve on the Board of Directors for a period of one-year terms to be elected each year at the Annual Meeting of Shareholders. The Board of Directors has established the number of directors at 14. Our Board of Directors will submit to the shareholders for their vote at the annual meeting a slate of directors comprised of 14 nominees, all current directors of the Company, to serve a one-year term expiring at the 2016 Annual Meeting of Shareholders.

The nominees were determined in accordance with the Bylaws in connection with the Mergers, and are summarized in the “Introduction.” Messrs. Towell, Davis, Hall, Harrell, Helms, Hill, and Spell are the seven directors “designated by Yadkin;” Messrs. Custer, Abram, Brody, Colner, Ho, Lerner, and Zerbib are the directors “designated by VantageSouth.”

The directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the highest number of votes will be elected. Set forth below is certain information about the nominees, including business experience for the past five years and qualifications and attributes considered by our Board of Directors which led to the director’s nomination.

THE YADKIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THESE NOMINEES.

Name (Age)	Director Since	Position with Yadkin and Business Experience

J. Adam Abram (59)	2014
Adam Abram joined Yadkin Bank and Yadkin Financial Corporation as lead director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Abram served as the Chairman of the Board of VantageSouth Bancshares, Inc. and VantageSouth Bank since November 2011, and as Chairman of Piedmont Community Bank Holdings, Inc. since he co-founded the company in 2009. Mr. Abram has served as Chairman of James River Group Holdings, Ltd. since its inception and was appointed CEO in September 2014 prior to the Company’s December 2014 initial public offering. Since 2008, Mr. Abram has served in a variety of executive roles at James River Group Holdings, Ltd. and its wholly-owned insurance holding company subsidiary, James River Group, Inc., since its inception in 2002, most recently as director, Chairman of the Board, and Chief Executive Officer. James River Group, Inc. was publicly traded from August 2005 until December 2007. Mr. Abram brings to the Board a deep understanding of the business and prospects of Yadkin, in light of his significant role with VantageSouth and Piedmont prior to the merger. He also brings significant public company executive leadership and public company board experience to the Board.

David S. Brody (64)	2014
David Brody joined Yadkin Bank and Yadkin Financial Corporation as a director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Brody served as a director of VantageSouth Bancshares, Inc., VantageSouth Bank, and Piedmont Community Bank Holdings, Inc. since November 2011. Mr. Brody is the founder and managing partner of Brody Associates, a real estate development company, which position he has held for over ten years. He is past Chairman of the board of trustees of East Carolina University and past Chairman of the board of University Health Systems. He is President of The Brody Brothers Foundation. Mr. Brody was a founding board member of the Little Bank, Kinston, North Carolina, and former managing partner of Eastern Carolina Coca Cola Bottling, and Brody Brothers Dry Goods. Mr. Brody brings significant insight into many of the markets and businesses served by Yadkin Bank, particularly in eastern North Carolina. His service on the board of East Carolina University brings additional insight into a number of the communities served by Yadkin Bank.

Name (Age)	Director Since	Position with Yadkin and Business Experience

Alan N. Colner (60)	2014
Alan Colner joined Yadkin Bank and Yadkin Financial Corporation as a director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Colner served as a director of VantageSouth Bancshares, Inc. since November 2011, and as a director of Piedmont Community Bank Holdings, Inc. since 2009. Since January 2014, he has been Senior Advisor to RiskFirst (formerly PensionsFirst Group, LLP), a technology solutions provider to the global defined benefit and asset management industries, and he was Chief Executive Officer, North America of PensionsFirst from 2010 to 2013. Prior to taking on this role, Mr. Colner was a partner with Compass Advisers LLP, an international investment banking firm, since 2001. From 2002 to 2007, Mr. Colner served as a director for James River Group, Inc., an insurance holding company that was publicly traded until 2008. Mr. Colner brings experience and insight to the Board’s role in oversight of enterprise risk management through his significant experience in the defined benefit, asset management, and insurance industries coupled with his tenure as a director of both VantageSouth and Piedmont prior to the Mergers.

Scott M. Custer (58)	2014
Scott Custer joined Yadkin Bank and Yadkin Financial Corporation as a director Chief Executive Officer and President in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Custer served as a director and Chief Executive Officer of VantageSouth Bancshares, Inc. and VantageSouth Bank since November 2011, and as a director and Chief Executive Officer of Piedmont Community Bank Holdings, Inc. since 2010. Before joining Piedmont, Mr. Custer served as Chairman and Chief Executive Officer of RBC Bank (USA), a position he held since 2004. An active member of the community, Mr. Custer is on the boards of trustees for the College of William and Mary and William Peace University, and serves on the Board of Directors of the Medical Foundation of North Carolina, Inc. Mr. Custer brings significant executive leadership and industry experience to the Board through his executive leadership positions at VantageSouth, Piedmont, and RBC Bank (USA). His community service also brings insight into a number of the communities served by Yadkin.

Harry M. Davis (67)	2004
Harry Davis has served as a director of Yadkin Financial Corporation since its inception in 2006, as Vice Chairman from 2007 to 2014, and as a director of its wholly owned subsidiary, Yadkin Bank, since 2004. Dr. Davis was a founding director of High Country Bank prior to its acquisition by Yadkin Bank in 2004. Dr. Davis is Professor of Finance, Appalachian State University in Boone, North Carolina, and has been a consultant to the banking industry on financial statements for over twenty years. He serves as an instructor at the North Carolina School of Banking and the North Carolina Commissioner of Banks Directors College, where he teaches banking financial principles. His knowledge of the financial principles that matter to community banks enhances his ability to contribute as a director.

Thomas J. Hall (67)	2009
Tommy Hall joined the Board of Directors in 2009 pursuant to the merger between Yadkin Financial Corporation and American Community Bancshares, Inc. Since 2000, Mr. Hall has been President of The Hall Group, Inc., a real estate holding company located in Charlotte, North Carolina. He previously served as an owner, President and Chief Financial Officer of an $800 million company. His leadership experience, financial knowledge, and business experience enhance his ability to contribute as a director.

James A. Harrell, Jr. (68)	1999
Jim Harrell was elected to the Board of Directors in 1999. He is a self-employed dentist in Elkin, North Carolina, and has previously served as President of the North Carolina Dental Society, as a delegate of the American Dental Association, and as past President of the North Carolina Academy of General Dentistry. Dr. Harrell previously served as a local director of United Savings and Loan Corporation for twelve years, BB&T for one year, and 1st Financial Corporation for five years. Dr. Harrell has also served as a Surry County Commissioner for twenty years. His industry knowledge gained through his experience as a director of financial institutions and his community service enhances his ability to contribute as a director.

Name (Age)	Director Since	Position with Yadkin and Business Experience

Larry S. Helms (69)	2009
Larry Helms joined the Board of Directors in 2009 pursuant to the merger between Yadkin Financial Corporation and American Community Bancshares, Inc. Mr. Helms is the owner of Larry S. Helms and Associates, an insurance company located in Monroe, North Carolina, and has served as its chief executive since 1999. Mr. Helms has served as a mayor, a county commissioner, a member of the NC Board of Transportation, and as past Chairman of Union County’s Chamber of Commerce. Mr. Helms’ work experience and community service provide a valuable perspective to Yadkin’s Board of Directors.

Dan W. Hill, III (70)	2008
Dan Hill was elected to the Board of Directors in 2008. Mr. Hill is the founding member of Hill, Chesson & Woody, an association of independently owned insurance brokerage firms, and he is President of HCW University Medical Insurance Plans, Inc. located in Durham, North Carolina. Mr. Hill previously served as a board member of Home Savings & Loan for eight years and of Cardinal State Bank for eight years. He has substantial experience with both insurance and community banking, which enhances his ability to contribute as a director.

Thierry Ho (57)	2014
Thierry Ho joined Yadkin Bank and Yadkin Financial Corporation as a director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Ho served as a director of VantageSouth Bancshares, Inc. since November 2011, and as a director of Piedmont Community Bank Holdings, Inc. since 2009. Mr. Ho has been a Managing Director of Lightyear Capital LLC, a private equity fund, and a member of its investment committee since 2008. Mr. Ho has served on the Board of Directors of Lightyear Capital portfolio companies; ARGUS Software, Inc., a provider of technology solutions for real estate asset valuation and operation management; and Athilon Group Holdings Corp., a financial services company. Mr. Ho’s experience as a manager of a private equity fund with significant experience in investing in the financial services industry enhances his contributions as a director of Yadkin.

Steven J. Lerner (60)	2014
Steve Lerner joined Yadkin Bank and Yadkin Financial Corporation as a director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Dr. Lerner served as a director of VantageSouth Bancshares, Inc. since November 2011, and as Vice Chairman of Piedmont Community Bank Holdings, Inc. since he co-founded the company in 2009. He has served as the Chairman of FGI Research, a provider of online market research services, since he founded the company in 1981. From 2000 to 2012, Dr. Lerner served as Chairman of Capstrat, Inc., a strategic marketing communication firm, and he was Chairman of Yankelovich, Inc., a consumer research firm, from 2000 to 2008. Dr. Lerner has spent the last 30 years helping small and medium sized businesses maximize their potential. He has been involved in the formation of a number of companies including Blue Hill Group, and Sterling Cellular prior to its sale in 1993. Dr. Lerner serves on the board of advisors of Bandwidth.com, a provider of next generation communications services, and he serves as a member of the University of North Carolina at Chapel Hill board of trustees. As a provider of marketing research services to businesses in Yadkin’s markets, Mr. Lerner brings to the Board in a deep understanding of the markets and businesses that Yadkin serves.

Harry C. Spell (67)	2002
Harry Spell was elected to the Board of Directors in 2002. Prior to his retirement in 2014, Mr. Spell served as Vice President and Secretary of MoCaro Dyeing & Finishing, Inc., a textile company in Statesville, North Carolina. From 1997 to 2002, Mr. Spell served as a director of Main Street Bankshares Inc., which merged into Yadkin Valley Bank and Trust Company in 2002. His business and personal experience in certain of Yadkin Bank’s communities provides him with a useful appreciation of markets that we serve. He also has experience in the context of bank mergers and acquisitions from serving with Yadkin through four bank acquisitions.

Name (Age)	Director Since	Position with Yadkin and Business Experience

Joseph H. Towell (63)	2011
Joe Towell was elected to the Board of Directors and appointed Chief Executive Officer and President of Yadkin Bank and Yadkin Financial Corporation in February 2011, having served in various executive roles since May 2008. Since July 2014, pursuant to provisions of the merger agreement, Mr. Towell has been serving as Executive Chairman of the Board of Directors. Previously, Mr. Towell served as Portfolio Manager for leveraged loan investing with Putnam Investments in Boston, Massachusetts, from 2001 to 2008, and he was employed with First Union National Bank in various roles from 1983 to 2001. He brings to the Board of Directors an understanding of Yadkin’s business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

Nicolas D. Zerbib (42)	2014
Nicolas Zerbib joined Yadkin Bank and Yadkin Financial Corporation as a director in July 2014 pursuant to the merger agreement. Prior to the Mergers, Mr. Zerbib served as director of VantageSouth Bancshares, Inc. and Piedmont Community Bank Holdings, Inc. since November 2011. He has been employed by Stone Point Capital LLC, a private equity fund, since 1998 and is currently a Senior Principal and a member of its investment committee. Mr. Zerbib has served as a director of several Stone Point Capital portfolio companies, including The ARC Group, LLC, a wholesale insurance broker; Amherst Holdings, LLC, a financial services holding company; Hodges-Mace Holdings, LLC, an employee benefits enrollment and administration services company; Freepoint Commodities LLC, a commodities merchant trading company; NXT Capital, Inc., a commercial finance company; Preferred Concepts LLC, a program administrator and wholesale broker; Privilege Underwriters, Inc., a managing general agent for personal lines products; and StoneRiver Group, L.P., a provider of insurance technology, professional services and outsourcing solutions to the insurance industry. From 2005 to 2007, Mr. Zerbib served as director for James River Group, Inc., an insurance holding company that was publicly traded until 2008. As a senior principal of a private equity firm investing in community bank holding companies and other financial services companies, Mr. Zerbib brings significant industry knowledge and industry-specific financial expertise to the Board.

There are no family relationships among any of the directors and executive officers of the Company. Additionally, there are no related person transactions that are required to be disclosed under Regulation S-K Item 404(a).

PROPOSAL NO. 2
NON-BINDING RESOLUTION APPROVING COMPENSATION
OF YADKIN’S EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and its related implementing regulations, the Company is providing its shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of Messrs. Towell, Custer, Earley, DeMarcus, Jones and Shuford, our named executive officers, as it is described in this Proxy Statement.

Yadkin believes that its compensation policies and procedures, which are reviewed and recommended by the Nominating, Compensation, and Corporate Governance Committee and approved by the Board of Directors, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders.

Our Board of Directors and management believe that the compensation paid to the named executive officers as disclosed in this Proxy Statement is reasonable and competitive. The Board uses various methods and analyses in setting the compensation for the named executive officers and strives to pay fair compensation to its named executive officers, and all employees, and believes its compensation practices are reasonable. We also believe that both the Company and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The resolution described below, commonly known as a “say on pay” proposal, gives shareholders the opportunity to express their views regarding the compensation for the named executive officers by voting to approve or not approve that compensation as described in this Proxy Statement.

This vote is advisory, which means that it is not binding on the Company or its Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

The Board asks our shareholders to vote in favor of the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to Yadkin’s named executive officers, as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING RESOLUTION APPROVING THE COMPENSATION OF YADKIN’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3
NON-BINDING RESOLUTION ON THE FREQUENCY OF ADVISORY VOTES
TO APPROVE EXECUTIVE COMPENSATION

As noted above in Proposal No. 2, pursuant to the Dodd-Frank Act and its related implementing regulations, we are required to give you at least once every three years an opportunity to vote, on an advisory basis, to approve the compensation of the executive officers whose compensation is required to be disclosed in our annual meeting Proxy Statement, and certain other special meeting Proxy Statements. Additionally, the rules under the Dodd-Frank Act require that at least once every six years we give you an opportunity to vote, on an advisory basis, on a “say on frequency” proposal to provide you an opportunity to indicate whether you prefer that we conduct future “say on frequency” votes every year, every two years or every three years. This Proposal No. 3, commonly known as a “say on frequency” vote, gives you the opportunity to vote on how frequently the Company’s shareholders are given an opportunity to cast a “say on pay” vote in proxy materials for future annual meetings, or any special shareholder meeting for which the Company must include executive compensation information in the Proxy Statement for that meeting.

The Board of Directors and our Nominating, Compensation, and Corporate Governance Committee believe that our executive compensation structure and plans balance the Company’s short-term and long-term goals, thereby aligning to the greatest extent possible the interests of management and shareholders. Our directors recognize the importance of receiving regular input from our shareholders on important issues like executive compensation. For this reason, the Nominating, Compensation, and Corporate Governance Committee and the Board of Directors believe that the optimal frequency for holding “say on pay” votes should be every year. The proxy card that accompanies this Proxy Statement permits shareholders to choose from among four options, including holding a “say on pay” vote every year, every two years, or every three years, or abstaining from voting.

Shareholders will be indicating their preferences rather than voting to approve or disapprove the recommendation of our Board of Directors. The option receiving the most votes at the annual meeting will be considered the preference of our shareholders. This vote is advisory, which means that it is not binding on the Company or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NON-BINDING RESOLUTION RECOMMENDING THAT THE COMPANY SUBMIT A “SAY ON PAY” PROPOSAL TO A VOTE OF SHAREHOLDERS EVERY YEAR.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends the ratification of the appointment of Dixon Hughes Goodman LLP (“Dixon Hughes” or the “Firm”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Although we are not required to seek shareholder ratification on the selection of our accountants, we believe obtaining shareholder ratification is desirable. The appointment of auditors is approved annually by the Audit Committee and subsequently submitted to the shareholders for ratification. In the event the appointment of Dixon Hughes is not ratified by the required vote, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change during the current year, but the vote would be considered in connection with the engagement of independent auditors for 2016. Even if the shareholders do ratify the appointment, the Board of Directors has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interest of the Company and our shareholders.

Representatives of Dixon Hughes will be present at the annual meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have.

Neither the Firm nor any of its members has any relation with the Company except in the Firm’s capacity as auditors or as advisors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

CORPORATE GOVERNANCE

Overview of the Board of Directors

During 2014, the Board of Directors of the Company held 6 regular meetings and held 9 special meetings before the closing of the Mergers. All directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been encouraged. Last year, 8 of 9 directors in office at that time attended the 2014 annual meeting of shareholders.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) for all employees to resolve ethical issues in an increasingly complex business environment. The Code also applies to all directors and senior officers, including the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and any other employee with any responsibility for the preparation and filing of documents with the SEC. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Company will provide a printed copy of the Code to any shareholder upon written request to our Corporate Secretary at our corporate headquarters. The Code is available on the Company’s corporate website, www.yadkinbank.com, under the heading “About Us - Charters & Policies.” The Company may post amendments to or waivers of the provisions of the Code, if any, made with respect to any of our executive officers on that website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Corporate Governance Guidelines

Strong corporate governance practices and the independence of our Board of Directors are a long standing priority at Yadkin. These practices provide a framework within which the Board of Directors and management can pursue our strategic objectives and ensure long-term growth for the benefit of our shareholders. Our Corporate Governance Guidelines may be viewed on our website, www.yadkinbank.com, under the heading “About Us - Charters & Policies.” In addition, a printed copy of our Corporate Governance Guidelines will be provided to any shareholder upon written request to our Corporate Secretary. The Nominating, Compensation, and Corporate Governance Committee reviews the guidelines annually, and any changes are recommended to the Board of Directors for approval.

Board Leadership Structure

We are focused on the Company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that with the exception of our Executive Chairman of the Board and our Chief Executive Officer, all of our directors are independent under the listing requirements of Rule 303A.02 of the New York Stock Exchange. In addition, all of the members of our Board of Directors’ Audit Committee and Nominating, Compensation, and Corporate Governance Committee are independent under the listing requirements of Rule 303A.02 of the New York Stock Exchange, and a majority of the members of our Risk Management Committee are also independent under those requirements.

Prior to the closing of the Mergers, Mr. Nolan Brown, an independent director, served as our Chairman of the Board, and Mr. Towell served as our President and Chief Executive Officer. Since the closing of the Mergers, Mr. Towell has served as Executive Chairman of the Board, Mr. Custer (formerly, the CEO of VantageSouth) has served as President and Chief Executive Officer, and Mr. Abram (formerly, the Chairman of the Board of VantageSouth) has served as our Lead Director. Pursuant to the terms of the merger agreement, Mr. Towell will serve as our Executive Chairman, an officer position, and Mr. Custer will serve as President and CEO until July 3, 2017. In his capacity as Lead Director, Mr. Abram chairs meetings of the independent directors in executive session. His other responsibilities include:

•	developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;

•	acting as liaison between the independent directors and the Executive Chairman of the Board on matters raised in such sessions;

•	chairing Board meetings when the Executive Chairman of the Board is not in attendance; and

•	performing such other duties as may be requested from time-to-time by the Board, the independent directors, or the Executive Chairman of the Board.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the Company’s needs.

Risk Management

Risk oversight is the responsibility of the Board of Directors. The Board of Directors primarily administers its oversight responsibility through the Risk Management Committee and the Audit Committee, which are responsible for overseeing Yadkin’s risk management processes on behalf of the full Board of Directors. The Risk Management Committee and the Audit Committee discuss compliance matters, internal control issues, external reporting, whistleblowing, and matters raised in internal or independent audits.

The Audit Committee focuses specifically on financial reporting risk and oversight of the Company’s internal audit process. The Audit Committee reports to the Board on the performance of Yadkin’s internal audit functions and its independent auditors, reviews and discusses with management the Company’s policies and guidelines for risk assessment and management, and evaluates financial risk exposures. The Audit Committee meets with members of management, including the Chief Financial Officer, senior accounting staff, and the principal internal auditor to discuss financial matters and appoints the individual responsible for developing and executing Yadkin Bank’s internal audit plan.

The Risk Management Committee serves as a resource to management by overseeing all risk types across the entire Company. While the Company’s management is responsible for designing, implementing and maintaining a risk-management framework, the Risk Management Committee’s purpose is to enhance management’s and the Board’s understanding of Yadkin’s overall risk appetite and Company-wide risk management and effectiveness. In performing this oversight, the Risk Management Committee reviews and discusses management’s assessment of Yadkin’s aggregate risk profile and the alignment of its risk profile with the Company’s strategic plan, goals, and objectives; and reviews significant financial and other risk exposure of the Company, including its credit, market, fiduciary, liquidity, operational, interest rate, investment, funding, reputational, compliance, legal, fraud, strategic, technology, data-security and business continuity risk. The Risk Management Committee meets at least quarterly.

Additionally, the Risk Management Committee receives reports and updates from management regarding the Company’s technology operations and corporate-wide compliance with laws and regulations, and meets with the Board’s Nominating, Compensation, and Corporate Governance Committee to assist such committee in its review of the relationship among risk, risk management and compensation.

Shareholder Communications

We do not currently have a formal policy regarding shareholder communications with the Board of Directors; however, any shareholder may submit written communications to our Corporate Secretary, 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, and such communications will be forwarded to the Board of Directors or a committee thereof if addressed to the Board of Directors, or a committee as a group, or to the individual director or directors.

Director Nomination Process

Procedure for Directly Nominating Candidates. In accordance with our Bylaws, a shareholder may directly nominate persons for election as directors at an annual meeting. The Bylaws require written notice of the nomination addressed to the Corporate Secretary of Yadkin to be received at our principal executive office of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612 not less than 60 days but no more than 90 days prior to, the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the prior year’s annual meeting, notice must be provided to the Company’s Secretary no earlier than 90 days prior to the annual meeting and not later than the close of business on the later of (i) 60 days prior to the scheduled annual meeting and (ii) 10 days following the day on which the public announcement of the scheduled date of the annual meeting is first made. Additionally, the notice must include information regarding the proposed nominee and the shareholder making the nomination as specified in Article III, Section 10 of our Amended and Restated Bylaws:

•	the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated;

•
the class and number of shares of Yadkin common stock which are owned beneficially and of record by such shareholder and such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the shareholder;

•	all other information regarding each nominee proposed by such shareholder as would be required to be included in a Proxy Statement for the meeting if the nominee had been nominated by the Board; and

•	the written consent of each nominee to serve as director of the Company if so elected.

If the officer presiding at the annual meeting determines that a nomination was not made in accordance with the requirements of Article III Section 10 of our Bylaws, the nomination may be disregarded.

Procedure for Presenting Candidates to Our Nominating, Compensation, and Corporate Governance Committee. As described in “Introduction,” the Company’s Bylaws provide specific guidelines for the Board to follow in recommending candidates for election as directors until July 3, 2016. Vacancies created by the cessation of service of a Yadkin or VantageSouth designee are to be filled by an individual whose appointment or election is endorsed by at least a majority of the continuing Yadkin or VantageSouth directors, as the case may be. However, a shareholder may nevertheless submit recommendations for candidates to the Nominating, Compensation, and Corporate Governance Committee for consideration for nomination for election to the Board of Directors as part of the slate recommended by the Board. Shareholders desiring to make such recommendations should provide the Nominating, Compensation, and Corporate Governance Committee, preferably accompanied by the information described in the preceding five bullets within the same time frames as for direct nominations, to allow the Board time for due consideration. The Nominating, Compensation, and Corporate Governance Committee has not adopted a formal policy or process for identifying or evaluating nominees, but to the extent it has a need to seek new candidates, it plans to informally solicit and consider recommendations from a variety of sources, including members of the community, customers, shareholders, and professionals in the financial services industry and in other economic sectors, when considering prospective directors. Subject to the requirements of our Bylaws as to the persons to be nominated, the Nominating, Compensation, and Corporate Governance Committee will consider director candidates recommended by shareholders on the same terms as other persons.

Director Qualifications. As provided in our Corporate Governance Guidelines, the Nominating, Compensation, and Corporate Governance Committee must find that directors possess the following qualities:

•	the highest ethics, integrity, and values;

•	an outstanding personal and professional reputation;

•	professional experience that adds to the mix of the Board as a whole;

•	the ability to exercise sound independent business judgment;

•	freedom from conflicts of interest;

•	demonstrated leadership skills;

•	the willingness and ability to devote the time necessary to perform the duties and responsibilities of a director; and

•	relevant expertise and experience, and the ability to offer advice and guidance to the chief executive officer based on that expertise and experience.

Our Corporate Governance Guidelines also specify that each director must be a shareholder of the Company.

In evaluating candidates, the Nominating, Compensation, and Corporate Governance Committee is to consider an appropriate balance of experience, skills, and background and should apply the criteria that it deems appropriate, including the following:

•	whether the candidate possesses the qualities described above;

•	whether the candidate possesses significant contacts within the Company’s market area and the ability to generate additional business for the Company;

•	whether the candidate qualifies as an independent director under the Company’s guidelines;

•	the extent to which the candidate contributes to the diversity of the Board in terms of background, specialized experience, age, and race;

•	the candidate’s management experience in complex organizations and experience in dealing with complex business problems;

•	the candidate’s other commitments, such as employment and other board positions;

•	whether the candidate would qualify under the Company’s guidelines for membership on the Audit Committee or the Nominating, Compensation, and Corporate Governance Committee; and

•	whether the candidate complies with any minimum qualifications or restrictions set forth in the Company’s Bylaws.

Committees of the Board of Directors

The Board of Directors of the Company maintains an Executive Committee, Audit Committee, Nominating, Compensation, and Corporate Governance Committee, and Risk Management Committee at the Company level. In accordance with our Bylaws, until July 3, 2016, each of these committees is to be composed of 50% Yadkin designees and 50% VantageSouth designees, and the Nominating, Compensation, and Corporate Governance Committee is to be chaired by a “continuing Yadkin director.” Until July 3, 2016, the Audit and Risk Management Committees will each be chaired by a “continuing Vantage director.”

Executive Committee. The Executive Committee has the ability to exercise all of the Board’s authority between board meetings, subject to certain limitations that are required by law or imposed by board resolution. Following the closing of the Mergers, the Executive Committee held two meetings in 2014. As of July 4, 2014, the Executive Committee consists of Mr. Towell (Chairman) and Messrs. Abram, Brody, Colner, Custer, Davis, Hill and Spell.

Risk Management Committee. The Risk Management Committee serves as a resource to management by overseeing risk types across the entire Company. It meets quarterly or more frequently, and coordinates the Board’s oversight and policy-making efforts to manage the Company’s risk profile, including, among other things, the Company’s credit, treasury, and liquidity management functions. For additional details, please refer to “Corporate Governance - Board Leadership Structure” and “Corporate Governance - Risk Management” above. The Risk Management Committee Charter is available on our website, www.yadkinbank.com, under the heading “About Us - Charters & Policies.” Prior to the closing of the Mergers, Yadkin’s risk management processes were reported to the Audit Committee. As of July 4, 2014, the Board of Directors primarily administers its oversight responsibility for the Company’s overall risk appetite and risk management through the Risk Management Committee. The Risk Management Committee held two meetings in 2014. The Risk Management Committee consists of Mr. Brody (Chairman) and Messrs. Abram, Hall, Helms, Towell and Zerbib.

Audit Committee. As outlined in the Audit Committee Charter, which is available on the Company’s website, www.yadkinbank.com, the Audit Committee is responsible for insuring that the Board receives objective information regarding Company policies, procedures, and activities with respect to auditing, accounting, internal accounting controls, financial reporting, and such other Company activities as the Board may direct. The Audit Committee also oversees and approves related party transactions. The Audit Committee engages a qualified firm of independent registered public accountants to conduct such audit work as is necessary for this purpose. As of July 4, 2014, the Audit Committee consists of Mr. Colner (Chairman) and Messrs. Davis, Harrell, Hill, Ho and Zerbib. The Audit Committee held eight meetings during 2014. Please refer to the Audit Committee Report below. The Board of Directors has determined that Mr. Colner and Mr. Davis are Audit Committee financial experts, and has designated each of them as such. Each person’s qualifications to serve as an Audit Committee financial expert are listed under “Election of Directors” above. All of the other members of the Audit Committee satisfy the audit committee independence requirements stated in Section 303A.06 of the New York Stock Exchange, as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, regarding listing standards related to audit committees.

Nominating, Compensation, and Corporate Governance Committee. The Nominating, Compensation, and Corporate Governance Committee performs the dual roles of: (i) identifying individuals qualified to become members of the Board of Directors; and (ii) determining the compensation of the Board of Directors and the executive officers of the Company, and providing oversight to the employee benefit plans for the Company. The charter for the Nominating, Compensation, and Corporate Governance Committee is available on the Company’s website, www.yadkinbank.com. The Nominating, Compensation, and Corporate Governance Committee held five meetings during 2014. As of July 4, 2014, the Nominating, Compensation, and Corporate Governance Committee consists of Mr. Hill (Chairman) and Messrs. Abram, Hall, Ho, Lerner and Spell. Each member of the Nominating, Compensation, and Corporate Governance Committee is an independent director as that term is defined in the rules of the New York Stock Exchange.

In its compensation role, the Nominating, Compensation, and Corporate Governance Committee has two primary responsibilities: (i) assisting the Board of Directors in carrying out its responsibilities in determining the compensation of the

Company’s Board of Directors and the CEO and other executive officers; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions. The Nominating, Compensation, and Corporate Governance Committee, subject to the provisions of our stock incentive plans, also has authority in its discretion to determine the employees to whom stock options and other forms of stock-based incentives shall be granted, the number of shares to be granted to each employee, and the time or times at which options and other forms of stock-based incentives should be granted. The CEO makes recommendations to the Nominating, Compensation, and Corporate Governance Committee about equity awards to the Company’s employees (other than the CEO).

The CEO reviews the performance of our executive officers (other than the CEO) and, based on that review, the CEO makes recommendations to the Nominating, Compensation, and Corporate Governance Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the Nominating, Compensation, and Corporate Governance Committee with respect to his own compensation. The Nominating, Compensation, and Corporate Governance Committee approves all compensation decisions involving the CEO and other executive officers.

Report of the Audit Committee

In accordance with its written charter, which is available on the Company’s website, www.yadkinbank.com, under the heading “About Us - Charters & Policies,” the Audit Committee supervises the quality and integrity of the accounting, auditing and financial reporting practices of the Company on behalf of the Board. Management has the primary responsibility for preparing the financial statements and managing the reporting process, including the system of internal controls. As required by the Audit Committee Charter, each Audit Committee member satisfies the independence and financial literacy requirements for serving on the Audit Committee, and at least one member has accounting or related financial management expertise, all as required by the rules of the New York Stock Exchange. In fulfilling its oversight responsibilities, the Audit Committee discussed and reviewed the audited financial statements in the 2014 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements of the Company.

The Audit Committee discussed and reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees).

In discharging its responsibility for the audit process, the Audit Committee obtained from the independent auditors a letter describing all relationships between the auditors and the Company that might bear on the auditors’ independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the auditors any relationships that might impact their objectivity and independence and satisfied itself as to the auditors’ independence, and considered the compatibility of non-audit services with the auditor’s independence.

The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee met with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting, and the internal audit function’s organization, responsibilities, budget and staffing.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC. The Audit Committee also approved the reappointment of the independent auditors.

This report is submitted by the Audit Committee:

Alan N. Colner, Chairman	Dan W. Hill, III
Harry M. Davis	Thierry Ho
James A. Harrell, Jr.	Nicolas D. Zerbib

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

As described above, upon the closing of the Mergers effective July 4, 2014:

•	Mr. Towell, who previously served as Yadkin’s President and Chief Executive Officer, became Yadkin’s Executive Chairman;

•	Mr. Custer, who previously served as Chief Executive Officer of VantageSouth, became Yadkin’s Chief Executive Officer and President;

•	Ms. Hollar, previously Yadkin’s Executive Vice President and Chief Financial Officer, left the Company on December 31, 2014, after serving in a consultative role following the closing of the Mergers;

•	Mr. Earley, who previously served as VantageSouth’s Executive Vice President and Chief Executive Officer, became Yadkin’s Executive Vice President and Chief Executive officer; and

•	Mr. Jones, who previously served as VantageSouth Bank’s President, became Yadkin’s Executive Vice President and Chief Banking Officer.

Several other Yadkin executive and senior officers retained their titles and positions with Yadkin, including Mr. DeMarcus and Mr. Shuford.

Since the closing of the Mergers occurred during the middle part of Yadkin’s fiscal year, and there were changes in titles and offices held, SEC regulations require that the “named executive officers” in our compensation tables include the two persons who served as Yadkin’s Chief Executive Officer and Yadkin’s Chief Financial Officer during the year and prior to the Mergers.

At our 2014 annual meeting, approximately 94.9% of the votes cast on the matter were cast “FOR” approval of a non-binding vote on compensation of our named executive officers.

Compensation Philosophy and Objectives

The Nominating, Compensation, and Corporate Governance Committee believes that the most effective compensation programs strive to accomplish the following objectives:

•	aligning the interests of the employee with those of the Company’s shareholders;

•	attracting and retaining talented individuals and top performers; and

•	motivating performance toward the achievement of near-term and long-term goals.

To meet these objectives, the Nominating, Compensation, and Corporate Governance Committee endeavors to structure its compensation programs in the following manner:

•	competitive base compensation levels comparable to the median of the market, defined in terms of asset size, geographic foot print and type of bank;

•	annual incentive compensation;

•	long-term incentive compensation (long-term restricted stock) aligned with long-term financial results and strategic performance goals;

•	executive benefits and perquisites that compare favorably with those offered by similar organizations and align with long-term shareholder interests; and

•	competitive base pay and long-term incentives that provide total compensation consistent with achievement of challenging and specific financial objectives.

In designing and monitoring the administration of executive compensation programs, the Nominating, Compensation, and Corporate Governance Committee strives to maintain an appropriate balance across all of the various compensation elements, realizing that at times trade-offs among some objectives may be needed. In addition, external factors, such as the continuing economic, legislative, and regulatory changes impacting executive compensation programs, may alter the effectiveness of existing approaches to executive compensation. Such events require the Nominating, Compensation, and Corporate Governance

Committee to make decisions and adjustments on an annual basis to future compensation programs to maintain the objectives of the executive compensation program.

During late 2013 and January 2014, Yadkin, VantageSouth and Piedmont entered into negotiations with respect to the Mergers. On January 27, 2014, the parties entered into the merger agreement. In connection with the merger agreement, the parties determined that it was important to establish the compensation for the executive officers of Yadkin following the Mergers. Therefore, the terms of employment for our post-Mergers executive officers and other employees were a part of the negotiations. Employment agreements for the executive officers following the Mergers were negotiated and entered into in connection with the merger agreement. As a part of these negotiations, the Nominating, Compensation, and Corporate Governance Committee endeavored to apply its basic philosophy and objectives in connection with the negotiation of the various employment agreements entered into in connection with the Mergers. However, the determination of compensation to be paid to our executive officers after the Mergers was primarily affected by the preexisting compensation arrangements between Yadkin and its executive officers, on the one hand, and VantageSouth and its executive officers, on the other. The Boards of Directors of Yadkin and VantageSouth and the Nominating, Compensation, and Corporate Governance Committee believed that it was important to consider internal pay equity and post-Mergers retention in determining compensation for Yadkin executive officers.

In light of the newly negotiated terms of the merger agreement and related employment agreements for executive officers, and the likely impact of the Mergers on executive officers, the Nominating, Compensation, and Corporate Governance Committee did not develop a detailed program for bonuses or long-term incentive awards for executive officers for 2014.

Compensation Discussion and Analysis

In general, our executive officers’ compensation program historically uses different elements to reward different performance considerations. Base salary is provided to retain the executive and to reward the executive for basic job-related contributions to the success of the Company based on his or her knowledge, experience and talent. Base salary also reflects the position’s external value in the job market and the internal value of the assigned roles and responsibilities to the success and ongoing viability of the Company.

Annual discretionary bonuses and target incentives are provided when practicable to focus performance on the key short-term objectives defined and established on an annual basis, and aligned with the Company’s annual budget and strategic plan. The Nominating, Compensation, and Corporate Governance Committee did not establish specific objectives for annual bonuses for 2014.

Long-term incentives reward executives for the longer-term success of the Company. This equity-based form of compensation rewards executives for the long-term performance of the Company by aligning executive compensation levels and improved shareholder value. As the value of the stock held by shareholders increases, the value of the equity-based long-term incentives increases. Conversely, as shareholder value declines, the value of the equity awards vesting for each executive decreases. Benefits provided to each executive officer include broad-based employee benefits which meet basic health and welfare needs. Perquisites for our executives remain conservative and primarily serve to enhance the business development activities of our executive officers. There are no Supplemental Executive Retirement Plans (“SERPs”) for our executives.

Process for Determining Executive Officer Compensation

Role of the Nominating, Compensation, and Corporate Governance Committee. The Nominating, Compensation, and Corporate Governance Committee sets the broad direction for the Company’s executive compensation programs. During 2014, prior to the Mergers, the Nominating, Compensation, and Corporate Governance Committee consisted of Dan W. Hill, III (Chair), Nolan G. Brown, Thomas J. Hall, James A. Harrell, Jr., Larry S. Helms and James L. Poindexter. Following the closing of the Mergers, the Nominating, Compensation, and Corporate Governance Committee was composed of Mr. Hill (Chairman) and Messrs. Abram, Hall, Ho, Lerner and Spell. All members of the Nominating, Compensation, and Corporate Governance Committee qualify as independent directors of the Board in accordance with the requirements of the New York Stock Exchange, current SEC regulations, and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

The Nominating, Compensation, and Corporate Governance Committee is responsible for all compensation decisions for the Board of Directors, the CEO and the other named executive officers. The Nominating, Compensation, and Corporate Governance Committee annually reviews the levels of compensation along with the performance results on goals and objectives relating to compensation for the named executive officers. Based on this evaluation, the Nominating, Compensation, and Corporate Governance Committee makes decisions related to executive compensation programs with final approval by the independent directors of the Board.

The Nominating, Compensation, and Corporate Governance Committee has sole authority to retain or terminate a compensation consultant or other adviser as it deems appropriate. Additionally, the Nominating, Compensation, and Corporate Governance Committee annually reviews all incentive and equity-based plans, proposed benefit plans, or arrangements that may provide benefits for the executive officers.

Role of the Executive Officers. Our CEO annually reviews the performance of the other named executive officers, after which the CEO presents his conclusions and recommendations to the Nominating, Compensation, and Corporate Governance Committee for approval. The Nominating, Compensation, and Corporate Governance Committee has absolute discretion as to whether it approves the recommendations of the CEO or makes adjustments, as it deems appropriate. The CEO, CFO and other senior officers work with the Nominating, Compensation, and Corporate Governance Committee to gather and compile data that are needed for benchmarking purposes or for other analysis conducted by the Nominating, Compensation, and Corporate Governance Committee’s independent consultants and advisers.

Role of the Compensation Consultant. In making compensation decisions for 2014 prior to the Mergers, the Nominating, Compensation, and Corporate Governance Committee did not utilize the services of a compensation consultant.

Benchmarking. In 2014, the Nominating, Compensation, and Corporate Governance Committee did not obtain or perform compensation benchmarking from an external compensation consultant.

Elements of Compensation

Total direct compensation includes cash, in the form of base salary and annual incentives, and long-term equity incentives. The Nominating, Compensation, and Corporate Governance Committee now evaluates the mix based in part on historical practices at Yadkin and VantageSouth. The Nominating, Compensation, and Corporate Governance Committee strives to be informed in its determination of the appropriate compensation mix and award levels for the named executive officers, including consideration of publicly available information and the retention of compensation consultants when deemed appropriate. The Nominating, Compensation, and Corporate Governance Committee’s principles of balance between executive and shareholder interests, retention of talented executives, and fostering improved Company performance guide its compensation decisions. The elements of compensation used in years prior to 2014 to compensate the named executive officers included the following:

•	base salary;

•	annual incentives;

•	long-term equity awards;

•	401(k) retirement benefits;

•	health and insurance benefits; and

•	perquisites.

Base Salary. The Company’s philosophy is to pay named executive officers a base salary that it considers to be competitive based on each employee’s experience, performance and any other unique factors or qualifications. Generally, the Company seeks to position cash compensation based on its historical practices and a desire to remain competitive in attracting and retaining executive talent. The Nominating, Compensation, and Corporate Governance Committee will determine compensation changes based on the following:

•	the terms of the executive’s employment agreement;

•	the executive’s performance;

•	the performance of the Company;

•	the performance of the individual business or corporate function for which the executive is responsible;

•	the nature and importance of the position and role within the Company;

•	the scope of the executive’s responsibility; and

•	the current compensation package in place for that executive, including the executive’s current annual salary and potential incentive awards under the Company’s annual incentive plan.

Annual Incentives. The Nominating, Compensation, and Corporate Governance Committee used several measures to evaluate 2014 performance: 1Q and 2Q bank performance for Yadkin Bank and VantageSouth banks independently; the successful integration, conversion and merger of the combined banks; and 3Q and 4Q performance for the combined bank and positioning the Bank for 2015. Executive officers were awarded annual incentive bonuses based on the accomplishment of these goals and the responsibilities of their respective roles in the Company.

Long-Term Equity Awards. The Nominating, Compensation, and Corporate Governance Committee endorses the use of an equity-based component, such as restricted stock, as part of executive compensation because this aligns the executives’ long-term interests with those of the Company’s shareholders. For purposes of retention, the Nominating, Compensation, and Corporate Governance Committee believes that grants of restricted stock should be accompanied with meaningful performance and service conditions to encourage valued employees to remain with the Company.

The Yadkin Financial Corporation 2013 Equity Incentive Plan (the “2013 Incentive Plan”) authorized the issuance of incentive stock awards to certain employees, officers, and directors of the Company. As of December 31, 2014, no awards had been granted under the 2013 Incentive Plan. The Yadkin Valley Financial Corporation 2008 Omnibus Stock Ownership and Long Term Incentive Plan (the “2008 Stock Plan”) also authorized the issuance of awards to certain employees, officers, and directors of the Company. The awards may be issued in the form of incentive stock option grants, nonstatutory stock option grants, restricted stock awards, stock appreciation rights, and/or long term incentive compensation units. Option exercise prices are established at market value on the grant date. Vesting provisions for granted stock options and restricted stock are at the discretion of the Nominating, Compensation, and Corporate Governance Committee of the Board of Directors. Upon termination, unexercised options held by employees are forfeited and made available for future grants. The Company funds the option shares and restricted stock from authorized but unissued shares.

The 2008 Stock Plan and 2013 Incentive Plan provide that awards may be made for 10 years from their respective effective dates of March 20, 2008 and March 21, 2013. They are administered by the Nominating, Compensation, and Corporate Governance Committee, which selects eligible employees to participate in the plans and determines the type, amount and duration of all individual awards. The Nominating, Compensation, and Corporate Governance Committee carefully considers the following factors when determining the type and amount of equity to award:

•	prior awards issued to the executive officer;

•	to reward the executive for the achievement of long-term performance;

•	proportion of total compensation on an annual basis consisting of equity awards; and

•	market data on the median level of equity awarded to comparable positions.

Yadkin Bank established a restricted stock incentive plan in 2012 for key employees under the 2008 Stock Plan. The incentive plan authorized awards of up to 250,000 shares per year. Shares could be earned based on the accomplishment of established performance metrics and certain vesting requirements. A pool of 235,000 shares were earned in 2012, and a pool of 235,000 shares were earned in 2013. All restricted stock shares issued became fully vested as a result of the change in control at the closing of the Mergers on July 4, 2014.

Perquisites and Executive Benefits. The Company provided the following perquisites in 2014 to selected named executive officers:

•	company cars;

•	club memberships;

•	health care insurance; and

•	401(k) match.

For further details on our perquisites, please refer to the supplementary table following the Summary Compensation Table below.

We view certain perquisites as being beneficial to the Company, in addition to being compensatory to the executive officers. For example, the club memberships are regularly used in the general course of our business, such as for business meetings or entertaining. The company cars are used primarily for business purposes. In addition, these perquisites, at a minor expense to the Company, provide a useful benefit in our efforts to recruit, attract and retain top executive talent. We do not provide SERPs for our executives.

Total Compensation. The allocation of total compensation between base salary, annual incentives, long-term (equity) awards and other compensation is based on a variety of factors. The Nominating, Compensation, and Corporate Governance Committee considers a combination of the named executive officer’s performance, the performance of the Company and the executive’s role within the Company. Going forward, the Company expects named executive officers to earn a significant portion of their compensation in the form of performance-based, long-term restricted stock.

Securities Trading and Anti-Hedging Policy

The Board has adopted an insider trading policy. This policy expressly prohibits directors, officers or certain other employees from trading, either directly or indirectly, in securities of the Company after becoming aware of material nonpublic information related to the Company. To further ensure adherence with this policy, guidelines have been established for blackout periods and prohibiting inappropriate disclosure of material nonpublic information to external parties. The insider trading policy provides guidance as to what constitutes material information and when information becomes public for purposes of the policy. The insider trading policy includes transactions by family members and under Company plans, as well as other transactions which may be prohibited, such as short-term trading, short sales, trading in publicly-traded options, hedging transactions, and margin purchases. The policy addresses the consequences of an insider trading violation, additional trading restrictions and certain pre-clearance requirements applicable to directors and executive officers. The policy requires all persons subject to the policy, including all named executive officers, to provide written certification of their understanding of, and intent to comply with, the policy.

Tax Deductibility of Executive Officer Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and the four other most highly compensated executive officers. To date, this provision has had no effect on the Company. However, in the future, insofar as practicable, the Nominating, Compensation, and Corporate Governance Committee and the Board may take actions to better assure that the future cash and equity components of total compensation will be tax deductible, for example, by the use of shareholder-approved plans that are intended to comply with Section 162(m) of the Internal Revenue Code.

Nominating, Compensation, and Corporate Governance Committee Report

The Nominating, Compensation, and Corporate Governance Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Nominating, Compensation, and Corporate Governance Committee, the Nominating, Compensation, and Corporate Governance Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

This report is submitted by the Nominating, Compensation, and Corporate Governance Committee:

Dan W. Hill, III, Chairman	Thierry Ho
J. Adam Abram	Steven J. Lerner
Thomas J. Hall	Harry C. Spell

Executive Compensation

Set forth below is certain biographical information regarding the current executive officers of Yadkin, other than Joseph H. Towell, Executive Chairman, and Scott M. Custer, President and Chief Executive Officer, whose biographical information is included with that of other members of the Board of Directors above.

Name (Age)	Officer Since	Position with Yadkin and Business Experience

W. Mark DeMarcus (50)	2008
Mark DeMarcus has served as Executive Vice President and Chief Operating Officer of Yadkin Bank and Yadkin Financial Corporation since August 2011. Prior to that, Mr. DeMarcus served as Executive Vice President and Chief Banking Officer of Yadkin Bank since August 2010 and as Regional President of Yadkin Bank since April 2009. Mr. DeMarcus served as Executive Vice President and Chief Banking Officer of American Community Bank since March 2008. Before joining American Community Bank, Mr. DeMarcus served as Senior Vice President and Retail/Small Business Executive for North Carolina, South Carolina, and Virginia at Wachovia Bank since June 2007, and prior to that, as Senior Vice President and General Banking Group Recruiting Manager for Wachovia since 2005. Mr. DeMarcus holds a bachelor’s degree in business administration from the University of North Carolina Charlotte.

Name (Age)	Officer Since	Position with Yadkin and Business Experience

Terry S. Earley (56)	2014
Terry Earley joined Yadkin Bank and Yadkin Financial Corporation as Executive Vice President and Chief Financial Officer in July 2014 in connection with the Mergers. Prior to the Mergers, Mr. Earley served as Executive Vice President and Chief Financial Officer of VantageSouth Bancshares, Inc. since February 2012, VantageSouth Bank since March 2012, and as Executive Vice President and Chief Financial Officer of Piedmont Community Bank Holdings, Inc. since 2011. Prior to that, Mr. Earley served as President and Chief Executive Officer of Rocky Mountain Bank and Rocky Mountain Capital, located in Jackson, Wyoming, in 2010, and as CFO of Bancorp of the Southeast, LLC, located in Ponte Vedra, Florida, in 2009. Mr. Earley served as Chief Financial Officer and Chief Operating Officer of RBC Bank (USA), which he joined in 1992. He holds a bachelor’s degree from the University of North Carolina at Chapel Hill in business administration.

Steven W. Jones (46)	2014
Steve Jones joined Yadkin Bank and Yadkin Financial Corporation as Executive Vice President and Chief Banking Officer in July 2014 in connection with the Mergers. Prior to the Mergers, he served as President of VantageSouth Bank since 2010. From 2009 to 2010, Mr. Jones served as Executive Vice President and Chief Operating Officer of First American Financial Management Company, a proposed bank holding company. Prior to that, Mr. Jones spent over 10 years working at RBC Bank (USA) in a variety of leadership roles, including President (Carolinas and Virginia), President (Personal and Business Banking), Regional President (Florida Personal and Business Banking) and Regional Manager (Personal and Business Banking - Eastern Sandhills Region). He is a member of the Triangle board of the American Heart Association and currently serves on the board of trustees for East Carolina University, where he received his bachelor’s degree.

Edwin H. Shuford, III (48)	2010
Ed Shuford has served as Executive Vice President and Chief Credit Officer of Yadkin Bank and Yadkin Financial Corporation since August 2010. Over his 27 year banking career, Mr. Shuford has worked in commercial lending, agri-business lending, and credit risk with First Citizens Bank and Farm Credit. In 2003, he joined High Country Bank as a Market Executive and then as Regional Credit Officer before taking on his current role at Yadkin Bank. Additionally, Mr. Shuford maintains his credentials as a North Carolina Certified Public Accountant. He is a graduate of North Carolina State University with a degree in agri-business.

Summary Compensation Table

The following table summarizes the compensation of:

•	All persons serving as our principal executive officer during 2014;

•	All persons serving as our principal financial officer during 2014; and

•	The three other most highly compensated officers who were serving at the end of 2014.

For those executive officers who were previously with VantageSouth, the disclosure pertains only to their compensation after the Mergers.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation (6)	Total

Joseph H. Towell	2014	$497,115	$—	$320,000	$57,573	$874,688
President, Chief Executive Officer and Executive	2013	425,000	—	300,000	78,473	803,473
Chairman (1)	2012	425,000	345,000	250,000	36,490	1,056,490

Scott M. Custer	2014	250,000	—	410,000	6,865	666,865
President and Chief Executive
Officer (2)

Terry S. Earley	2014	175,000	—	200,000	17,458	392,458
Executive Vice President and
Chief Financial Officer (3)

Jan H. Hollar	2014	273,654	—	25,000	20,976	319,630
Executive Vice President and	2013	240,000	—	80,000	27,687	347,687
Chief Financial Officer (4)	2012	240,000	138,000	—	13,128	391,128

Steven W. Jones	2014	175,000	—	200,000	20,129	395,129
Executive Vice President and
Chief Banking Officer (5)

W. Mark DeMarcus	2014	381,731	—	155,000	62,323	599,054
Executive Vice President and	2013	300,000	—	90,000	52,003	442,003
Chief Operating Officer	2012	300,000	184,000	—	40,206	524,206

Edwin H. Shuford, III	2014	248,077	—	115,000	43,890	406,967
Executive Vice President and
Chief Credit Officer

(1)	Mr. Towell became Executive Chairman upon the closing of the Mergers on July 4, 2014. Prior to that time, he served as Chief Executive Officer and President since 2011.

(2)	Mr. Custer became President and Chief Executive Officer upon the closing of the Mergers on July 4, 2014.

(3)	Mr. Earley became Executive Vice President and Chief Financial Officer upon the closing of the Mergers on July 4, 2014.

(4)	Ms. Hollar left the Company on December 31, 2014, after serving in a consultative role following the closing of the Mergers on July 4, 2014.

(5)	Mr. Jones became Executive Vice President and Chief Banking Officer upon the closing of the Mergers on July 4, 2014.

(6)
The Company provides each named executive officer with certain group life, health and medical insurance, and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts for “All Other Compensation” in 2014 are as follows:

Name	Automobile Provision	Club Membership Fees	Employer 401(k) Match	Medical Insurance	Total

Joseph H. Towell	$19,121	$15,818	$9,490	$13,144	$57,573

Scott M. Custer	—	—	—	6,865	6,865

Terry S. Earley	516	—	7,000	9,942	17,458

Jan H. Hollar	8,051	—	—	12,925	20,976

Steven W. Jones	—	7,338	2,962	9,829	20,129

W. Mark DeMarcus	26,358	9,880	9,387	16,699	62,323

Edwin H. Shuford, III	20,147	—	7,044	16,699	43,890

Grants of Plan-Based Awards in 2014

There were no grants of plan-based awards to directors, named executive officers or employees under the 2013 Incentive Plan or the 2008 Stock Plan in 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Joseph H. Towell (1)	3,333	—	$44.73	02/19/18

Scott M. Custer	—	—	—	—

Terry S. Earley	—	—	—	—

Jan H. Hollar (1) (2)	1,666	—	11.52	12/08/19

Steven W. Jones	—	—	—	—

W. Mark DeMarcus (1)	2,839	—	30.63	03/18/18

Edwin H. Shuford, III	—	—	—	—

(1)
The options listed were granted under the 2008 Stock Plan. Each option expires on the earlier of the expiration date shown or 90 days after termination of the recipient’s employment. Options may be exercised to purchase vested shares only. Upon termination of employment, options are forfeited with respect to any shares not then vested.

(2)	Ms. Hollar left the Company on December 31, 2014, after serving in a consultative role following the closing of the Mergers on July 4, 2014, and she exercised her vested options in January 2015.

Option Exercises and Stock Vested In Fiscal Year 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Joseph H. Towell	—	$—	3,889	(1)	$77,119
			50,000	(2)	970,500
Scott M. Custer	—	—	—		—

Terry S. Earley	—	—	—		—

Jan H. Hollar	—	—	1,111	(1)	22,031
			20,000	(2)	388,200
Steven W. Jones	—	—	—		—

W. Mark DeMarcus	—	—	2,222	(1)	44,062
			26,667	(2)	517,606
Edwin H. Shuford, III	—	—	1,111	(3)	21,420
			13,333	(2)	258,794

(1)	Third and final year vesting of restricted stock award granted on February 17, 2011 with vested value at $19.83 per share on February 18, 2014.

(2)	Following the closing of the Mergers, accelerated vesting of restricted stock award granted on March 15, 2012 with vested value at $19.41 per share on July 4, 2014.

(3)	Third and final year vesting of restricted stock award granted on February 25, 2011 with vested value at $19.28 per share on February 25, 2014.

Equity Compensation Plans at 2014 Fiscal Year End

The following table provides information as of December 31, 2014 for all equity compensation plans of the Company (including individual arrangements) under which the Company is authorized to issue equity securities.

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in First Column) (1)

Equity compensation plans approved by security holders (2)	5,054	(3)	$13.77	309,621	(4)

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	5,054		$13.77	309,621

(1)	Refers to shares of common stock.

(2)
The Company has assumed outstanding stock options that had been granted under the stock option plans of acquired companies, of which 73,413 acquired options remained exercisable at a weighted average exercise price of $32.25 per share.

(3)	Includes 5,054 shares issuable upon exercise of outstanding options under the 2008 Stock Plan at a weighted average exercise price of $13.77 per share.

(4)	Includes 9,621 shares remaining for future issuance under the 2008 Stock Plan, and 300,000 options available under the 2013 Incentive Plan.

Pension Benefits

There were no pension benefits awarded to directors, named executive officers, or employees in 2014.

Nonqualified Deferred Compensation

The Company had no nonqualified deferred compensation for the named executive officers in 2014.

Employment Agreements – Named Executive Officers

Pursuant to the merger agreement, each of Messrs. Towell, Custer, Earley, Jones, DeMarcus and Shuford entered into employment agreements that superseded the terms of their prior employment agreements and, as a condition of these new employment agreements, they each waived any right to receive cash change-in-control payments to which they might otherwise have been entitled as a result of the Mergers.

Mr. Towell. Yadkin and Yadkin Bank entered into an amended and restated employment agreement with Mr. Towell in order to establish his duties and compensation and to provide for his employment as Executive Chairman following the consummation of the Mergers. By entering into the new agreement, Mr. Towell waived any right or entitlement to any severance payments, compensation, monies, or benefits under his prior employment agreement. The agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within ninety (90) days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, the agreement provides that the parties will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. The agreement provides that, during the initial term, Mr. Towell’s base salary will be $500,000 per year. After the initial term, base salary will be reviewed by the Board of Directors of Yadkin (or a committee of the Yadkin Board of Directors delegated such authority) not less often than annually. The agreement provides that Mr. Towell’s base salary may not be decreased without his written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of Yadkin and Yadkin Bank in the same proportion. In addition, the agreement provides that he is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of Yadkin and Yadkin Bank, as well as fringe benefits normally associated with his position as Executive Chairman. Under the agreement, Mr. Towell may be terminated for “cause,” as defined in the agreement, and he may otherwise be terminated by Yadkin or Yadkin Bank (subject to vested rights) or may choose to terminate his employment. The agreement provides that Mr. Towell will be entitled to certain severance benefits if he is terminated by Yadkin or Yadkin Bank without cause or if he terminates the agreement for “good reason” (as defined in the agreement), contingent upon his execution of a release of claims against Yadkin or Yadkin Bank and his adherence to certain non-compete restrictions. Yadkin has the right under the agreement to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on Mr. Towell or the disallowance of a deduction to Yadkin. Yadkin is also required under the agreement to indemnify Mr. Towell in the event of a suit against him by reason of his current or prior service as an officer or director of Yadkin or Yadkin Bank, as well as required to purchase directors’ and officers’ liability insurance covering him for his term of employment and for six years thereafter.

Mr. Custer. Yadkin and Yadkin Bank entered into an employment agreement with Mr. Custer in order to establish his duties and compensation and to provide for his employment as Chief Executive Officer following the consummation of the Mergers. By entering into the new agreement, Mr. Custer waived any right or entitlement to any severance payments, compensation, monies, or benefits under his prior employment agreement with Piedmont, VantageSouth, and VantageSouth Bank. The agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within ninety (90) days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, the agreement provides that the parties will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. The agreement provides that, during the initial term, Mr. Custer’s base salary will be $500,000 per year. After the initial term, base salary will be reviewed by the Board of Directors of Yadkin (or a committee of the Yadkin Board of Directors delegated such authority) not less often than annually. The agreement provides that Mr. Custer’s base salary may not be decreased without his written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of Yadkin and Yadkin Bank in the same proportion. In addition, the agreement provides that he is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of Yadkin and Yadkin Bank, as well as fringe benefits normally associated with his position as Chief Executive Officer. Under the agreement, Mr. Custer may be terminated for “cause,” as defined in the agreement, and he may otherwise be terminated by Yadkin or Yadkin Bank (subject to vested rights) or may choose to terminate his employment. The agreement provides that Mr. Custer will be entitled to certain severance benefits if he is terminated by Yadkin or Yadkin Bank without cause or if he terminates the agreement for “good reason” (as defined in the agreement), contingent upon his execution of a release of claims against Yadkin or Yadkin Bank and his adherence to certain non-compete restrictions. Yadkin has the right under the agreement to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on Mr. Custer or the disallowance of a deduction to Yadkin. Yadkin is also required under the agreement to indemnify Mr. Custer in the event of a suit against him by reason of his current or prior service as an officer or director of Yadkin or Yadkin Bank, as well as required to purchase directors’ and officers’ liability insurance covering him for his term of employment and for six years thereafter.

Messrs. Earley and Jones. Yadkin and Yadkin Bank also entered into employment agreements with each of Messrs. Earley and Jones in order to establish their duties and compensation and to provide for their employment as Chief Financial Officer and Chief Banking Officer, respectively, following the consummation of the Mergers. Each agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within 90 days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, each agreement provides that the parties thereto will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. During the initial term, each of Messrs. Earley’s and Jones’ base salary will be $350,000 per year. After the initial term, base salary will be reviewed by the Board of Directors of Yadkin (or a committee of the Yadkin Board of Directors delegated such authority) not less often than annually. Each agreement provides that base salary may not be decreased without the executive’s written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of Yadkin and Yadkin Bank in the same proportion. In addition, each agreement provides that the executive is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of Yadkin and Yadkin Bank, as well as fringe benefits normally associated with the positions of Chief Financial Officer and Chief Banking Officer, respectively. Under the agreements, each of Messrs. Earley and Jones may be terminated for “cause,” as defined in each agreement, and may otherwise be terminated by Yadkin or Yadkin Bank (subject to vested rights) or may choose to terminate his employment. With the exception of a termination upon death, for so long as Yadkin employs an Executive Chairman and Chief Executive Officer, Messrs. Earley’s and Jones’ termination will require the mutual consent of both such individuals.

The agreements provide that Messrs. Earley and Jones will be entitled to certain severance benefits upon termination by Yadkin or Yadkin Bank without cause or upon Messrs. Earley’s or Jones’ termination for “good reason” (as defined in each agreement). Each of Messrs. Earley and Jones will be entitled to additional severance benefits upon termination by Yadkin or Yadkin Bank without cause or if he terminates the agreement for “good reason” within one year after a “change in control.” For purposes of each agreement, a “change in control” generally will occur if: (i) one person (or more than one person acting as a group) acquires ownership of stock of Yadkin or Yadkin Bank that, together with the stock already held by such person(s), brings the total amount of stock owned by such person(s) above fifty percent of the total fair market value or total voting power of the stock of either Yadkin or Yadkin Bank; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of stock of Yadkin or Yadkin

Bank possessing thirty percent or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors of Yadkin or Yadkin Bank are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority (or alternative larger portion) of the members of such Board prior to the date of the appointment or election; or (iv) the sale of all or substantially all of the assets of Yadkin or Yadkin Bank. The payment of any such severance benefits are contingent upon the executive’s execution of a release of claims against Yadkin or Yadkin Bank and his adherence to certain non-compete restrictions. Yadkin has the right, under each agreement, to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the executive or the disallowance of a deduction to Yadkin. Yadkin is also required under the agreements to indemnify each executive in the event of a suit against the executive by reason of his current or prior service as an officer or director of Yadkin or Yadkin Bank, as well as required to purchase directors and officers liability insurance covering the executive for his term of employment and for six years thereafter.

Messrs. DeMarcus and Shuford. Yadkin and Yadkin Bank also entered into amended and restated employment agreements with each of Messrs. DeMarcus and Shuford in order to establish their duties and compensation and to provide for their employment as Chief Operating Officer and Chief Credit Officer, respectively, following the consummation of the Mergers. By entering into the new agreement, Messrs. DeMarcus and Shuford each waived any right or entitlement to any severance payments, compensation, monies, or benefits under his prior employment agreement. Each agreement provides for an initial term of employment of three years following the consummation of the Mergers. Within 90 days of the second anniversary of the consummation of the Mergers, and, as may be necessary prior to each anniversary of the consummation of the Mergers thereafter, each agreement provides that the parties thereto will meet in good faith to determine whether to extend the term of the agreement for an additional one-year period beyond the then-effective expiration date. During the initial term, Mr. DeMarcus’ base salary will be $385,000 per year and Mr. Shuford’s base salary will be $250,000 per year. After the initial term, base salary will be reviewed by the Board of Directors of Yadkin (or a committee of the Yadkin Board of Directors delegated such authority) not less often than annually. Each agreement provides that base salary may not be decreased without the executive’s written consent, except in connection with an across-the-board salary decrease affecting all similarly situated executives of Yadkin and Yadkin Bank in the same proportion. In addition, each agreement provides that the executive is eligible for discretionary bonuses and for participation in all other pension, profit-sharing or retirement plans maintained for the employees of Yadkin and Yadkin Bank, as well as fringe benefits normally associated with the positions of Chief Operating Officer and Chief Credit Officer, respectively. Under the agreements, each of Messrs. DeMarcus and Shuford may be terminated for “cause,” as defined in each agreement, and may otherwise be terminated by Yadkin or Yadkin Bank (subject to vested rights) or may choose to terminate his employment. With the exception of a termination upon death, for so long as Yadkin employs an Executive Chairman and Chief Executive Officer, Messrs. DeMarcus’ and Shuford’s termination will require the mutual consent of both such individuals.

The agreements provide that Messrs. DeMarcus and Shuford will be entitled to certain severance benefits upon termination by Yadkin or Yadkin Bank without cause or upon Messrs. DeMarcus’ or Shuford’s termination for “good reason” (as defined in the agreements). Each of Messrs. DeMarcus and Shuford will be entitled to additional severance benefits if he is terminated by Yadkin or Yadkin Bank without cause or if he terminates the agreement for “good reason” within one year after a “change in control.” For purposes of each agreement, a “change in control” generally will occur if: (i) one person (or more than one person acting as a group) acquires ownership of stock of Yadkin or Yadkin Bank that, together with the stock already held by such person(s), brings the total amount of stock owned by such person(s) above fifty percent of the total fair market value or total voting power of the stock of either Yadkin or Yadkin Bank; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition) ownership of stock of Yadkin or Yadkin Bank possessing thirty percent or more of the total voting power of the stock of such corporation; (iii) a majority of the members of the Board of Directors of Yadkin or Yadkin Bank are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority (or alternative larger portion) of the members of such Board prior to the date of the appointment or election; or (iv) the sale of all or substantially all of the assets of Yadkin or Yadkin Bank. The payment of any such severance benefits is contingent upon the executive’s execution of a release of claims against Yadkin or Yadkin Bank and his adherence to certain non-compete restrictions. Yadkin has the right, under each agreement, to reduce any such payment of severance benefits as necessary under the Internal Revenue Code to avoid the imposition of excise taxes on the executive or the disallowance of a deduction to Yadkin. Yadkin is also required under the agreements to indemnify each executive in the event of a suit against the executive by reason of his current or prior service as an officer or director of Yadkin or Yadkin Bank, as well as required to purchase directors and officers liability insurance covering the executive for his term of employment and for six years thereafter.

Potential Payments upon Termination of Employment or Change in Control

The following table sets forth the benefits payable to each named executive officer assuming the occurrence of certain hypothetical events on December 31, 2014.

Name	Executive Voluntary Termination or Company Termination for Cause	Executive Termination for Good Reason, or Company Termination Without Cause (1)	Change in Control (2)(3)	Death or Disability (4)

Joseph H. Towell
Cash Severance	$—	$1,580,000	$1,580,000	$—
Accrued Cash Bonus	—	290,000	290,000	290,000
Medical Benefits	—	23,010	23,010	—
Total Value	$—	$1,893,010	$1,893,010	$290,000

Scott M. Custer
Cash Severance	$—	$1,740,000	$1,740,000	$—
Accrued Cash Bonus	—	370,000	370,000	370,000
Medical Benefits	—	23,010	23,010	—
Total Value	$—	$2,133,010	$2,133,010	$370,000

Terry S. Earley
Cash Severance	$—	$1,060,000	$1,590,000	$—
Accrued Cash Bonus	—	180,000	180,000	180,000
Medical Benefits	—	33,042	15,340	—
Total Value	$—	$1,273,042	$1,785,340	$180,000

Jan Hollar (5)	$—	$—	$—	$—

Steven W. Jones
Cash Severance	$—	$1,073,333	$1,610,000	$—
Accrued Cash Bonus	—	186,667	186,667	186,667
Medical Benefits	—	33,042	15,340	—
Total Value	$—	$1,293,042	$1,812,007	$186,667

W. Mark DeMarcus
Cash Severance	$—	$980,000	$1,470,000	$—
Accrued Cash Bonus	—	105,000	105,000	105,000
Medical Benefits	−	33,042	15,340	—
Total Value	$—	$1,118,042	$1,590,340	$105,000

Edwin H. Shuford
Cash Severance	$—	$683,333	$1,025,000	$—
Accrued Cash Bonus	—	91,667	91,667	91,667
Medical Benefits	—	33,042	15,340	—
Total Value	$—	$808,042	$1,132,007	$91,667

(1)
Each Named Executive Officer shall each receive two times current base salary plus two times the average performance bonus paid over the last three complete calendar years. Such payment shall be paid as cash severance in 52 equal installments, plus reimbursement for 18 months of COBRA premium for coverage for the Named Executive Officer and his dependents. In addition, the Named Executive Officer shall receive the cash bonus for the calendar year in which his termination occurs, calculated as the average of the performance bonus earned in the three complete calendar years immediately preceding, pro-rated to reflect the proportional amount of the Named Executive Officer’s service during the calendar year. The calculations above assume a termination or Change in Control on December 31, 2014.

(2)
Messrs. Custer and Towell shall each receive two times current base salary plus two times the average performance bonus paid over the last three complete calendar years. Such payment shall be paid as cash severance in 52 equal installments, plus reimbursement for 18 months of COBRA premium for coverage for the Named Executive Officer and his dependents. In addition, the Named Executive Officer shall receive the cash bonus for the calendar year in which his termination occurs, calculated as the average of the performance bonus earned in the three complete calendar years immediately preceding.

(3)
Each other Named Executive Officer shall each receive three times current base salary plus three times the average performance bonus paid over the last three complete calendar years. Such payment shall be paid as cash severance paid in a lump sum, plus a lump sum payment in an amount equal to the monthly COBRA premium for the Named Executive Officer and his dependents for a period of one (1) year. In addition, the Named Executive Officer shall receive the cash bonus for the calendar year in which his termination occurs, calculated as the average of the performance bonus earned in the three complete calendar years immediately preceding.

(4)
If the Named Executive Officer’s employment terminated on December 31, 2014 due to the executive’s death or disability, the Named Executive Officer would receive the cash bonus for the calendar year in which his termination occurs, calculated as the average of the annual cash bonus earned in the three complete calendar years immediately preceding.

(5)	Ms. Hollar left the Company on December 31, 2014, and was paid a $603,296 cash severance benefit in 2015 as a result of the change in control following the closing of the Mergers on July 4, 2014.

Piedmont Phantom Equity Plan and Related Rabbi Trust

The Piedmont Phantom Equity Plan (the “PPEP”) was established by the Piedmont board of directors and approved by the Piedmont shareholders on January 24, 2014 to motivate, retain and reward certain current and former employees, officers and directors of Piedmont and its affiliates and subsidiaries by giving them the opportunity to share in the appreciation of the value of the company. Because the PPEP was implemented by Piedmont prior to the merger agreement and the Mergers, the grants made were not included in the preceding tables and discussions. Under the PPEP, a group of key individuals were granted units (each, a “Unit”) credited to an account maintained for each participant. Some of those Units were subject to vesting on dates specific to each participant. Each participant was entitled to receive the aggregate “Unit Value” of the vested portion of his or her account, to be paid to the participant on the earlier of (i) December 31, 2018, or (ii) a “change of control” (as defined in the PPEP). The Mergers did not constitute a “change of control” under the terms of the plan. In general, Unit Value was determined by subtracting the per-Unit base price for a Unit from the “full” value of such Unit, as defined. Initially, the “full” value of each Unit was equal to the value of one share of Piedmont common stock. When the Mergers were completed, the “full” value of each Unit was adjusted to equal the per share consideration that a Piedmont shareholder received for one share of Piedmont common stock (that is, 6.28597 shares of Yadkin voting common stock plus any per share cash merger consideration). Each Unit had a per-Unit base price specific to that Unit (the initial base price), which is generally increased by 8% per year, unless and until certain initial investors in Piedmont realize a return of their capital investment plus a cumulative return equal to 8% per year, as further provided in the Piedmont Phantom Equity Plan (such return, the “Investment Hurdle”). Once the Investment Hurdle is met, the per-Unit base price returns to its initial base price.

Pursuant to the merger agreement Yadkin assumed the obligations represented by the PPEP, and issued 856,447 shares of Yadkin voting common stock to an irrevocable rabbi trust to assist it in meeting its obligations under the PPEP and the merger agreement. Simultaneous with the consummation of the Mergers, Yadkin filed with the SEC a registration statement on Form S-8 to register under the Securities Act the shares of Yadkin voting common stock held by the rabbi trust. These shares (i) are issued and outstanding shares of Yadkin voting common stock with all rights of a holder of such shares, including the right to vote and receive dividends, and (ii) are to be used by Yadkin first to make distributions and satisfy all obligations under the PPEP and then to distribute any remaining shares of Yadkin voting common stock held by the rabbi trust to the prior holders of Piedmont common stock that participated in the Mergers. Certain of Yadkin’s named executive officers and directors, namely, Messrs. Abram, Custer, Lerner, Earley and Jones, participated in the PPEP and may receive distributions of assets by reason of such participation from the rabbi trust.

If there has not been a “change of control,” then the aggregate Unit Value will be distributed to the PPEP participants on December 31, 2018. Shares of Yadkin voting common stock held in the rabbi trust will be used to satisfy these distribution obligations under the PPEP.

The principal of the rabbi trust and any earnings thereon are held separate and apart from other funds of Yadkin and are to be used exclusively for the uses and purposes of PPEP participants, Piedmont shareholders participating in the Mergers, and general creditors of Yadkin in certain circumstances, including bankruptcy and insolvency. PPEP participants and their beneficiaries have no preferred claim on, or any beneficial ownership interest in, any assets of the rabbi trust. Any rights created under the PPEP, the Merger Agreement and the rabbi trust are unsecured contractual rights of each of the PPEP participants and Piedmont shareholders participating in the Mergers and their beneficiaries against Yadkin. Any assets held by the rabbi trust will be subject to claims of Yadkin’s general creditors under federal and state law in certain circumstances, including bankruptcy and insolvency.

Pursuant to the merger agreement, Yadkin established a committee for the purpose of administering the PPEP, which is comprised of three former directors of Piedmont and two former directors of Yadkin.

Director Compensation

Director Fees. Directors who are also employees of the Company receive no compensation for their service as directors. Effective July 4, 2014, non-employee directors receive an annual retainer fee of $48,000 ($55,000 in the case of the Chairs of the Bank’s ALCO Committee; the Audit Committee; the Bank’s Directors Loan Committee; the Nominating, Compensation, and Corporation Governance Committee; and the Risk Management Committee; and $150,000 in the case of the Lead Independent Director of the Board.) Mr. Abram’s fees as Lead Director are reduced to $50,000 per year effective January 1, 2015. There are no additional fees paid to any director for attending Board of Directors meetings or Board committee meetings. Prior to the closing of the Mergers, director fees for the former and continuing Yadkin directors from January 1, 2014 through July 3, 2014 were: $12,000 annual retainer fee ($15,000 retainer fee for the Chairman of the Board), $1,200 for board meetings attended, and $350 per hour for committee meetings attended.

Equity Compensation. The Company did not grant any equity awards to its non-employee directors during the year ended December 31, 2014 for their service on the Board. As of December 31, 2014, Messrs. Hall and Helms each held fully vested outstanding stock options to acquire 1,419 shares of the Company’s common stock.

Other. Our directors are also covered by director and officer liability insurance, and each is entitled to reimbursement for reasonable out-of-pocket expenses in connection with meeting attendance.

The following table presents a summary of all compensation earned by the Company’s directors for their service as such during the year ended December 31, 2014, other than with respect to Messrs. Towell and Custer, who served as executive officers of the Company during 2014, and whose compensation is set forth in the Summary Compensation Table above.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	All Other Compensation	Total

Current Directors

J. Adam Abram(1)	$75,000	$—	$75,000

David S. Brody (1)(2)	27,500	—	27,500

Alan N. Colner (1)	27,500	—	27,500

Harry M. Davis (3)	41,388	—	41,388

Thomas J. Hall (3)	40,338	—	40,338

James A. Harrell, Jr. (3)	38,675	—	38,675

Larry S. Helms (3)	40,250	—	40,250

Dan W. Hill, III (3)	42,350	—	42,350

Thierry Ho (1)(4)	24,000	—	24,000

Steven J. Lerner (1)	24,000	—	24,000

Harry C. Spell (3)	44,188	—	44,188

Nicolas D. Zerbib (1)(5)	24,000	—	24,000

Former Directors

Nolan G. Brown (6)	32,184	—	32,184

James L. Poindexter (6)	14,350	—	14,350

Alison J. Smith (6)	27,638	—	27,638

(1)
The 2014 Director Compensation Table reflects partial year compensation for Messrs. Abram, Brody, Colner, Ho, Lerner and Zerbib because upon the closing of the Mergers, they were appointed to the Company’s Board on July 4, 2014.

(2)	Mr. Brody’s fees were paid to Terrior, LLC.

(3)	The 2014 Director Compensation Table reflects full year compensation for Messrs. Davis, Hall, Harrell, Helms, Hill and Spell.

(4)	Mr. Ho’s fees were paid to Lightyear Capital II, LLC.

(5)	Mr. Zerbib’s fees were paid to Stone Point Capital LLC.

(6)
The 2014 Director Compensation Table reflects partial year compensation for Messrs. Brown and Poindexter and Ms. Smith. Upon closing of the Mergers, Mr. Poindexter reached the Board’s mandatory retirement age, and Mr. Brown and Ms. Smith resigned as directors of the Company’s Board.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2015 by: (1) each person or entity known to us to be the beneficial owner of more than five percent of our outstanding common stock, based on the most recent Schedules 13G and 13D filed with the SEC and the information contained in those filings; (2) each of our current directors and director nominees; (3) each of our named executive officers; and (4) all of our executive officers and directors as a group. Unless otherwise indicated, the address for each person included in the table is 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

Information relating to beneficial ownership of our common stock is based upon “beneficial ownership” concepts described in the rules issued under the Securities Exchange Act of 1934, as amended. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from March 31, 2015.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares Beneficially Owned (1)

5% Shareholders:
Lightyear Capital LLC (2)	2,295,629	7.42%
Stone Point Capital LLC (3)	2,295,628	7.42%

Directors and Director Nominees:
J. Adam Abram (4)	522,809	1.69%
David S. Brody (4)(5)	58,161	*
Alan N. Colner	32,534	*
Scott M. Custer (4)	80,288	*
Harry M. Davis	17,141	*
Thomas J. Hall (6)	21,664	*
James A. Harrell, Jr. (7)	27,929	*
Larry S. Helms (8)	9,625	*
Dan W. Hill, III	54,470	*
Thierry Ho	93	*
Steven J. Lerner (4)(9)	47,949	*
Harry C. Spell (10)	126,255	*
Joseph H. Towell (11)	102,252	*
Nicolas D. Zerbib	93	*

Named Executive Officers:
W. Mark DeMarcus (12)	35,431	*
Terry S. Earley (4)	7,687	*
Steven W. Jones (4)	17,000	*
Edwin H. Shuford, III	12,940	*

All Current Directors and Executive Officers, as a Group (18 persons) (13)	1,174,321	3.79%
* Less than 1% of outstanding shares

(1)
The percentage of our common stock beneficially owned was calculated based on 30,954,024 shares of common stock issued and outstanding as of April 10, 2015. The percentage treats as outstanding all shares underlying equity awards that are exercisable within 60 days after March 31, 2015 held by the directors and executive officers noted below, but not shares underlying equity awards that are exercisable by other shareholders.

(2)
The information regarding Lightyear Capital LLP is based on a Schedule 13D filed with the SEC on July 14, 2014. Lightyear Fund II, a Delaware limited partnership (“Lightyear Fund II”), and Lightyear Co-Invest Partnership II, L.P., a Delaware limited partnership (“Lightyear Co-Invest II”), are private investment funds. Lightyear Fund II has sole voting authority and sole dispositive power over 2,290,462 shares of common stock, and Lightyear Co-Invest II has sole voting authority and sole dispositive power over 5,167 shares of common stock. Mr. Ho, a member of Yadkin’s Board of Directors, is a Managing Director of Lightyear Capital LLC, an affiliate of Lightyear Fund II, L.P. The principal address is 9 West 57th St., 31st Floor, New York, New York 10019.

(3)
The information regarding Stone Point Capital LLP is based on a Schedule 13D filed with the SEC on September 4, 2014. Stone Point Capital LLP has shared voting authority over 2,295,628 shares and shared dispositive power over 2,295,628 shares of common stock. Mr. Zerbib, a member of Yadkin’s Board of Directors, is a Senior Principal with Stone Point Capital LLP and is a member of its investment committee. The principal address is 20 Horseneck Lane, Greenwich, Connecticut 06830.

(4)	The amount of common stock beneficially owned by Messrs. Abram, Brody, Custer, Lerner, Earley and Jones does not include shares that are held by the rabbi trust under the PPEP.

(5)
Includes 18,239 shares held by a Trust in which Mr. Brody is Trustee, 9,119 shares held by a Foundation of which Mr. Brody is Co-president, 6,079 shares held by a limited liability company of which Mr. Brody holds a 25% interest, and 9,120 shares held by a GST Trust in which Mr. Brody is Trustee.

(6)	Includes 1,419 shares subject to vested stock options.

(7)	Includes 4,061 shares held by Yadkin’s Directors Deferred Compensation Trust, which is beneficially owned by its plan administrator.

(8)	Includes 1,419 shares subject to vested stock options.

(9)	Includes 31,429 shared held by the Lerner Family Irrevocable Trust.

(10)	Includes 1,812 shares held as custodian for Mr. Spell’s children, and 15,975 shares held by Spell Properties.

(11)	Includes 3,333 shares subject to vested stock options.

(12)	Includes 166 shares held by Mr. DeMarcus’s spouse, and 2,839 shares subject to vested stock options.

(13)
Includes all shares reflected in this table as beneficially owned by each director of the Company, and by Messrs. DeMarcus, Earley, Jones and Shuford, each of whom is an executive officer of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Nominating, Compensation, and Corporate Governance Committee during fiscal 2014 before the Mergers were: Nolan G. Brown (Ex-Officio), Thomas J. Hall, James A. Harrell, Jr., Larry S. Helms, Dan W. Hill, III and James L. Poindexter. After the closing of the Mergers, the members are Mr. Hill (Chairman) and Messrs. Abram, Hall, Ho, Lerner and Spell. None of these committee members was at any time during fiscal 2014 or at any other time an officer or employee of the Company, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Nominating, Compensation, and Corporate Governance Committee during fiscal 2014.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has had, and expects to have in the future, transactions in the ordinary course of the Company’s business with directors, executive officers and their associates. As of December 31, 2014, total loans outstanding to directors and executive officers of the Company, and their associates as a group, totaled approximately $9.4 million. All transactions with directors, executive officers and their associates were made in the ordinary course of the Company’s business, on substantially the same terms, including (in the case of loans) interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender, and have not involved more than normal risks of collectability or presented other unfavorable features.

As required by the rules of the New York Stock Exchange, the Company conducts an appropriate review of all related person transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Company’s Audit Committee. For purposes of this review, related person transactions include all transactions that are required to be disclosed pursuant to SEC regulations. In addition to the rules of the New York Stock Exchange and SEC regulations, the Company’s ethics policy prohibits executive officers and directors from engaging in transactions when there is a conflict with their duty to protect the Company’s interest that will lead to any personal gain or benefit.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire, in which responses include information about the director’s or officer’s related person relationships, and the Company uses this information to make a formal determination regarding each director’s independence under the New York Stock Exchange listing standards and applicable SEC rules. The Company’s Audit Committee, which consists entirely of independent directors, annually reviews all transactions and relationships disclosed in the directors’ and officers’ questionnaires.

In addition, Yadkin Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which, among other things, places limits on the amount of loans or extensions of credit to an affiliate, a purchase of or an investment in securities issued by such an affiliate, a purchase of assets from such an affiliate (unless otherwise exempted by the Federal Reserve Board), an acceptance of securities issued by such an affiliate as collateral for a loan, and an issuance of a guarantee, acceptance, or letter of credit for the benefit of such an affiliate. Yadkin Bank is also subject to the provisions of section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that all of our directors and executive officers, and persons or entities holding more than 10% of a registered class of our equity securities, file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) forms were filed in a timely manner, except that Messrs. Abram, Brody, Colner, Custer, Jones and Lerner each amended a timely filed Form 4 to add shares that had been inadvertently omitted from the filing. Mr. Jones filed a Form 4 on September 17, 2014 to report a September 11, 2014 transaction, and Mr. Shuford filed a Form 4 on March 6, 2014 to report a February 25, 2014 transaction.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the annual meeting. If matters other than those described herein should properly come before the annual meeting, the persons named in the form of proxy intend to vote at the annual meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the year ended December 31, 2014 was Dixon Hughes Goodman LLP (“Dixon Hughes”). Dixon Hughes was also the independent registered public accounting firm for VantageSouth prior to the closing of the Mergers. The Audit Committee of the Board has appointed Dixon Hughes to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015. Representatives of Dixon Hughes will be present at the annual meeting, with the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The following table represents fees for professional services rendered by Dixon Hughes for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2014 and 2013 and fees billed in 2014 and 2013 for audit-related services, tax services and all other services rendered by Dixon Hughes for each of those fiscal years.

	Fiscal 2014	Fiscal 2013

Audit fees	$625,986	$446,801
Audit-related fees	52,750	20,360
Tax fees	40,298	33,450
All other fees	—	—
Total fees	$719,034	$500,611

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company’s consolidated financial statements for fiscal years 2014 and 2013, fees for acquisition accounting audit procedures in connection with the Mergers, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during fiscal years 2014 and 2013, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the relevant fiscal years. These fees also include consent procedures related to Dixon Hughes’ registration statements filed with the SEC.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent registered public accounting firm for tax compliance, tax planning and tax advice. Tax compliance services consist of assistance with federal and state income tax returns.

All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent registered public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

In accordance with its Audit Committee Charter, the Company’s Audit Committee must approve in advance any audit and permissible non-audit services provided by the Company’s independent auditors and the fees charged. All services rendered by Dixon Hughes during 2014 and 2013 were approved in advance by the Audit Committee.

SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

It is presently anticipated that the 2016 annual meeting of shareholders of the Company will be held in May 2016. In order for shareholder proposals to be included in the proxy materials solicited by the board of directors for that meeting, proposals (other than director nominations), must be received by the Company’s Corporate Secretary at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, no later than January 21, 2016 and meet all other applicable requirements for inclusion in the proxy material. If the proposal is not received by January 21, 2016, the proposal will not be considered timely. To be considered for inclusion in the proxy materials solicited by the Board of Directors for the 2016 annual meeting, shareholder proposals involving a director nomination must be received by the Company’s Corporate Secretary prior to March 21, 2016, but not earlier than February 20, 2016. To be included in the proxy materials, a proposal must be timely and comply with our Bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14 under the Securities Exchange Act of 1934.

If a shareholder desires to make a proposal at an annual meeting and does not intend to include the proposal in the Company’s Proxy Statement, then such shareholder may present it at the meeting. However, pursuant to our Bylaws, if the matter to be considered or acted upon (other than the election of directors) is one on which a vote of the shareholders is required under the North Carolina Business Corporation Act, then a specific statement thereof must be included in the notice of the meeting. In the latter case, shareholders should notify the board of directors within the time specified for proposals for inclusion in the Proxy Statement. Furthermore, if the Company does not receive notice of the proposal on or before the applicable deadline, the proxy holders shall have the right to vote the proxies received using their judgment.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of, us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2014, and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington, DC 20549. Please call the SEC at 1-(800) SEC-0330 for further information on the public reference room and their copy charges.

ADDITIONAL INFORMATION

A copy of the Company’s 2014 Annual Report on Form 10-K will be provided without charge to any shareholder entitled to vote at the annual meeting upon that shareholder’s written request. Requests for copies should be directed to our Corporate Secretary, 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

Shareholders Sharing the Same Last Name and Address. We may elect to combine mailings to shareholders living at the same address, as permitted under the rules of the SEC, which is called “householding.” Consequently, only one copy of each Annual Report and the Proxy Statement may be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of such shareholders. We will deliver promptly upon written or oral request a separate copy of the 2014 Annual Report on Form 10-K and this Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

With regard to householding, you may direct any requests for separate copies to the Company’s Corporate Secretary at the address provided above. If you reside at the same address as another shareholder and you prefer to receive your own set of the Annual Report, Proxy Statement, or the Notice in the future, you may contact our transfer agent, Computershare, by calling its toll free number (800) 368-5948, or writing to them at 211 Quality Circle, Suite 210, College Station, Texas 77845. Your request with regard to householding will be effective 30 days after receipt. If you are currently receiving multiple copies of the Annual Report, Proxy Statement, or the Notice and prefer to receive a single set for your household, you may also contact Computershare at the phone number or address above.

Whether or not you plan to attend the annual meeting, please cast your vote online, by telephone, or complete, date, sign and promptly return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the annual meeting so that your shares will be represented at the annual meeting.

PROXY SOLICITED FOR THE ANNUAL MEETING OF
SHAREHOLDERS OF
YADKIN FINANCIAL CORPORATION
To Be Held on May 20, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Scott M. Custer and Terry S. Earley, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of voting common stock of Yadkin Financial Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 20, 2015 at the Raleigh Marriott Crabtree Valley, 4500 Marriott Drive, Raleigh, North Carolina 27612 at 10:00 a.m., and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “for” all the proposals listed below.

1.	Proposal to elect the identified 14 nominees as directors.

J. Adam Abram	Thomas J. Hall	Steven J. Lerner
David S. Brody	James A. Harrell, Jr.	Harry C. Spell
Alan N. Colner	Larry S. Helms	Joseph H. Towell
Scott M. Custer	Dan W. Hill, III	Nicolas D. Zerbib
Harry M. Davis	Thierry Ho

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY to vote for all nominees	☐ FOR ALL EXCEPT as marked to the contrary below:

Instruction: To withhold authority to vote for any individual nominee(s), write that nominee’s name in the space below:

2.	PROPOSAL to ratify and approve a non-binding shareholder resolution regarding the Company’s executive compensation policies and practices.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL to approve the frequency of the vote on compensation of our named executive officers (this is a non-binding, advisory vote).

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

4.    PROPOSAL to ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	At their discretion to transact any other matters that may properly come before the meeting or any adjournment thereof.

Dated:		, 2015

	Signature of Shareholder		Signature of Shareholder

	Print name clearly		Print name clearly

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If signing as a corporation, please sign in full corporate name by an authorized officer. If signing as a partnership, please sign in partnership name by an authorized person.

INSTRUCTIONS FOR VOTING YOUR PROXY

Note that if your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

We offer three alternative methods of voting this proxy:

•	Through the Internet (using a browser)

•	By Telephone (using a Touch-Tone Phone)

•	By Mail (using the attached proxy card and postage-paid envelope)

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost-effective and convenient methods of voting, 24 hours a day, 7 days a week.

INTERNET VOTING FOR RECORD SHAREHOLDERS. Votes must be cast prior to 11:59 p.m. Eastern Daylight time on May 19, 2015.

•	Visit the Internet voting website at https://www.proxyvote.com.

•	When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

•	Your vote will be confirmed and cast as you directed.

•	You will only incur your usual Internet charges.

TELEPHONE VOTING FOR RECORD SHAREHOLDERS. Votes must be cast prior to 11:59 p.m. Eastern Daylight time on May 19, 2015.

•
Call toll-free at 1-800-690-6903 on a touch-tone phone any time prior to 11:59 p.m. Eastern Daylight time on May 19, 2015. When prompted for your voter control number, enter the number printed above your name on the front of the proxy card.

VOTING BY MAIL FOR RECORD SHAREHOLDERS

•	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you are voting through the Internet or by telephone, please do not return your proxy card.